Exhibit 10.79
REDEMPTION AND LIQUIDATION OPTION AGREEMENT
AMONG
THOMAS PROPERTIES GROUP, L.P.,
A MARYLAND LIMITED PARTNERSHIP,
AND
CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM,
A PUBLIC ENTITY
AND
TPG/CALSTRS, LLC,
A DELAWARE LIMITED LIABILITY COMPANY

Exhibits and Schedules
Exhibits
Exhibit A    Form of Redemption of Membership Interest
Exhibit B    Form of Certificate of Non-Foreign Status
Exhibit C    Form of Assignment and Assumption of Membership Interest
Schedules
Schedule 8.4.7    Leasing Costs as of July 1, 2013
Schedule 8.4.12     Existing Loan Balances as of June 1, 2013

REDEMPTION AND LIQUIDATION OPTION AGREEMENT
This Redemption and Liquidation Option Agreement (this “Agreement”) is made and entered into as of July 16, 2013 (the “Effective Date”), by and among THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership (“TPG”), CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity (“CalSTRS”), and TPG/CALSTRS, LLC, a Delaware limited liability company (the “Company”).
Recitals
This Agreement is made with reference to the following facts:
A.    TPG and CalSTRS are the sole members of the Company and are parties to that certain Second Amended and Restated Operating Agreement of the Company, dated as of October 13, 2004, as amended by that certain First Amendment to Second Amended and Restated Operating Agreement, dated as of June 8, 2006, that certain Second Amendment to Second Amended and Restated Operating Agreement, dated as of May 25, 2007, that certain Third Amendment to Second Amended and Restated Operating Agreement, dated as of February 1, 2008, that certain Fourth Amendment to Second Amended and Restated Operating Agreement, dated as of November 5, 2008, that certain Fifth Amendment to Second Amended and Restated Operating Agreement, dated as of October 30, 2009, that certain Amended and Restated Sixth Amendment to Second Amended and Restated Operating Agreement, dated as of February 19, 2010, that certain Seventh Amendment to Second Amended and Restated Operating Agreement, dated as of May 6, 2010, that certain Eighth Amendment to Second Amended and Restated Operating Agreement, dated as of July 6, 2010 (the “Eighth Amendment to Company Operating Agreement”), that certain Ninth Amendment to Second Amended and Restated Operating Agreement, dated as of October 19, 2010, and that certain Tenth Amendment to Second Amended and Restated Operating Agreement, dated as of August 15, 2012 (collectively, the “Company Operating Agreement”). Capitalized terms not defined in this Agreement shall the meanings given such terms in the Company Operating Agreement.
B.    The Company owns one hundred percent (100%) of the ownership interests (the “City National Plaza Equity Interests”) in TPGA, LLC, a Delaware limited liability company (“TPGA”). TPGA indirectly owns 515/555 Flower Associates, LLC, a Delaware limited liability company (“City National Plaza Owner”). City National Plaza Owner owns that certain real property and improvements located at 505, 515, 525 and 555 Flower Street, together with an offsite parking structure located at 400 Flower Street, Los Angeles, California (collectively, “City National Plaza”).

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C.    The Company owns, directly or indirectly, one hundred percent (100%) of the ownership interests (the “CityWest 1 & 2 Equity Interests”) in TPG-2101 CityWest 1 & 2, L.P., a Delaware limited partnership (“CityWest 1 & 2 Owner”). CityWest 1 & 2 Owner owns that certain real property and improvements located at 2101 CityWest Boulevard, Houston, Texas (“CityWest 1 & 2”).
D.    The Company owns, directly or indirectly, one hundred percent (100%) of the ownership interests (the “CityWest 3 & 4 Equity Interests”) in TPG-2101 CityWest 3 & 4, L.P., a Delaware limited partnership (“CityWest 3 & 4 Owner”). CityWest 3 & 4 Owner owns that certain real property and improvements located at 2101 CityWest Boulevard, Houston, Texas (“CityWest 3 & 4”).
E.    The Company owns, directly or indirectly, one hundred percent (100%) of the ownership interests (the “San Felipe Plaza Equity Interests”) in TPG-San Felipe Plaza, L.P., a Delaware limited partnership (“San Felipe Plaza Owner”). San Felipe Plaza Owner owns that certain real property and improvements located at 5847 San Felipe Street, Houston, Texas (“San Felipe Plaza”).
F.    The Company owns, directly or indirectly, one hundred percent (100%) of the ownership interests (the “Reflections I Equity Interests”) in TPG Reflections I, LLC, a Delaware limited liability company (“Reflections I Owner”). Reflections I Owner owns that certain real property and improvements located at 12160 Sunrise Valley Drive, Reston, Virginia (“Reflections I”).
G.    The Company owns, directly or indirectly, one hundred percent (100%) of the ownership interests (the “Reflections II Equity Interests”) in TPG Reflections II, LLC, a Delaware limited liability company (“Reflections II Owner”). Reflections II Owner owns that certain real property and improvements located at 2051 Mercator Drive, Reston, Virginia (“Reflections II”).
H.    The Company owns, directly or indirectly, one hundred percent (100%) of the ownership interests (the “Fair Oaks Equity Interests”, and together with the City National Plaza Equity Interests, the CityWest 1 & 2 Equity Interests, the CityWest 3 & 4 Equity Interests, the San Felipe Plaza Equity Interests, the Reflections I Equity Interests and the Reflections II Equity Interests, the “Equity Interests”) in TPG-Fair Oaks Plaza, LLC a Delaware limited liability company (“Fair Oaks Owner”, and together with City National Plaza Owner, CityWest 1 & 2 Owner, CityWest 3 & 4 Owner, San Felipe Plaza Owner, Reflections I Owner and Reflections II Owner, the “Owner Entities”). Fair Oaks Owner owns that certain real property and improvements located at 11350 Random Hills Road, Fairfax, Virginia (“Fair Oaks Plaza”, and together with City

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National Plaza, CityWest 1 & 2, CityWest 3 & 4, San Felipe Plaza, Reflections I and Reflections II, the “Company Projects”).
I.    TPG, CalSTRS, and the Company desire to enter into this Agreement to, among other things, grant to TPG the options, in the alternative, (i) to cause the Company to redeem CalSTRS’ interest in the Company, or (ii) to cause the Company to liquidate by distribution of the Equity Interests to the members of the Company, in each case pursuant to the terms and conditions set forth herein.
J.    Upon TPG’s failure to exercise either of such options in accordance with the provisions of this Agreement, or upon any other termination of this Agreement, CalSTRS shall have the option to cause the City National Plaza Equity Interests to be distributed in kind to CalSTRS, in accordance with that certain Distribution Option Agreement of even date herewith among TPG, CalSTRS and the Company (the “Distribution Agreement”).
K.    CalSTRS has informed the Company and TPG that it intends to solicit and accept an offer from a prospective third party purchaser that is not affiliated with CalSTRS (a “Third Party Purchaser”), to purchase City National Plaza from CalSTRS or City National Plaza Owner immediately following CalSTRS’ receipt of the City National Plaza Equity Interests pursuant to the liquidation of the Company pursuant to the Liquidation Option (as defined herein) if such Liquidation Option is exercised, and CalSTRS may enter into or, following the distribution of the City National Plaza Equity Interests to CalSTRS, may cause City National Plaza Owner to enter into a binding agreement for the sale of City National Plaza with such Third Party Purchaser (a “CNP Third Party PSA”), pursuant to the terms and conditions hereof.

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ARTICLE 1
REDEMPTION OPTION
1.1    Grant of Redemption Option. CalSTRS hereby grants to TPG a one-time option (the “Redemption Option”), exercisable only during the Redemption Option Term described in Section 1.2 hereof, and on the terms and conditions set forth in this Agreement, to cause the Company to redeem and repurchase, and CalSTRS to transfer and assign to the Company, absolutely and unconditionally, all of CalSTRS’ right, title and interest in and to the Company, including, without limitation, all “Original Interests” and “CNP Additional Interests” (as such terms are defined in the Eighth Amendment to Company Operating Agreement) in, and all assets, capital, income, profits, distributions, cash flow and property of, the Company, including the interests of the Company in each of the Owner Entities and, indirectly, in each of the Company Projects and any and all rights of appraisal, rights of first offer, rights of first refusal, buy/sell rights and consent or approval rights, rights of indemnity in favor of CalSTRS with respect to any events occurring or arising after the Closing Date, and all legal and beneficial interests of CalSTRS in the Company (collectively, the “Redeemed Membership Interest”).
1.2    Redemption Option Term. The term of the Redemption Option (the “Redemption Option Term”) shall commence on the Effective Date and expire at 5:00 pm Pacific Time on July 31, 2013.
1.3    Exercise of Redemption Option. Provided that TPG has not validly exercised the Liquidation Option, the Redemption Option may be exercised by TPG satisfying each of the following conditions prior to the expiration of the Redemption Option Term: (a) giving written notice to CalSTRS of its intent to exercise the Redemption Option in compliance with the requirements of this Section 1.3 (the “Redemption Exercise Notice”), (b) making the Redemption Deposit in compliance with Section 4.1.1, and (c) making the Equity Investor Disclosure (as defined herein); provided however, that the Redemption Option shall be deemed not exercised and not become effective in the event CalSTRS disapproves the Equity Investor Disclosure in accordance with Section 1.4. The Redemption Exercise Notice must be given prior to the expiration of the Redemption Option Term and shall be signed by TPG. If TPG does not give the Redemption Exercise Notice in accordance with this Section 1.3 within the Redemption Option Term, the Redemption Option shall expire and, unless TPG has validly exercised the Liquidation Option, this Agreement shall automatically terminate and be of no further force or effect. If TPG gives the Redemption Exercise Notice but has failed to satisfy the other conditions to exercise of the Redemption Option set forth in this Section 1.3 (including CalSTRS’ disapproval of the Equity Investor Disclosure), then such Redemption Notice shall instead be deemed to constitute the Liquidation Exercise Notice (as defined herein).

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1.4    Equity Investor Disclosure. As a condition to the exercise of the Redemption Option, prior to the expiration of the Redemption Option Term, TPG shall provide the following information to CalSTRS in writing (collectively, the “Equity Investor Disclosure”): (i) disclose to CalSTRS in writing the identity of an institutional investor (the “Equity Investor”) that will provide, together with funds from TPG, funding of the capital necessary for the payment of the Redemption Payment Amount contemplated by this Agreement, and (ii) provide evidence reasonably satisfactory to CalSTRS that such Equity Investor has the ability to make such funding and complies with the requirements and is qualified to obtain all necessary Lender Consents (as defined herein). TPG and CalSTRS shall each work diligently to resolve issues regarding the Equity Investor Disclosure in order for CalSTRS to fully consider such information and make its determination, by written notice to TPG, no later than 5:00 pm Pacific time on August 5, 2013, and the failure of CalSTRS to notify TPG by such time that the Equity Investor Disclosure is disapproved by CalSTRS shall constitute CalSTRS’ approval of the Equity Investor Disclosure.
1.5    Redemption Transactions. Upon the exercise of the Redemption Option in accordance with Section 1.3, this Agreement shall constitute a binding agreement between CalSTRS and TPG to cause the Company to redeem the Redeemed Membership Interest on the terms and subject to the conditions set forth herein. Effective upon the Redemption Closing, (a) TPG shall cause the Company to pay CalSTRS the Redemption Payment Amount (as defined herein) in immediately available funds, (b) CalSTRS shall transfer and assign to the Company the Redeemed Membership Interest and all other rights, entitlements and incidents of ownership which CalSTRS has or may have in or against the Company, (c) CalSTRS shall withdraw as a member of the Company, (d) CalSTRS shall cause its Representatives to the Management Committee of the Company to resign, and (d) CalSTRS agrees that TPG may thereafter amend the Company Operating Agreement without any consent or approval by, or written instrument executed by, CalSTRS. The transactions described in this Section 1.5 are collectively referred to herein as the “Redemption Transactions.”
ARTICLE 2
LIQUIDATION OPTION
2.1    Grant of Liquidation Option. CalSTRS hereby grants to TPG a one-time option (the “Liquidation Option”), exercisable only during the Liquidation Option Term described in Section 2.2 hereof, and on the terms and conditions set forth in this Agreement, to cause the Company to effect a full liquidation, by distribution in kind to CalSTRS of the City National Plaza Equity Interests and cash equal to the Liquidation Payment Amount (as defined herein), and distribution in kind to TPG of the CityWest 1 & 2 Equity Interests, the CityWest 3 & 4 Equity Interests, the San

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Felipe Plaza Equity Interests, the Reflections I Equity Interests, the Reflections II Equity Interests and the Fair Oaks Equity Interests.
2.2    Liquidation Option Term. The term of the Liquidation Option (the “Liquidation Option Term”) shall commence on the Effective Date and expire at 5:00 pm Pacific Time on July 31, 2013.
2.3    Exercise of Liquidation Option. Provided that TPG has not validly exercised the Redemption Option, the Liquidation Option may be exercised by TPG satisfying each of the following conditions prior to the expiration of the Liquidation Option Term: (a) giving written notice to CalSTRS of its intent to exercise the Liquidation Option in compliance with the requirements of this Section 2.3 (the “Liquidation Exercise Notice”), and (b) the Liquidation Deposit shall have been made in compliance with Section 4.2.1. The Liquidation Exercise Notice must be given prior to the expiration of the Liquidation Option Term and shall be signed by TPG. If TPG does not give the Liquidation Exercise Notice in accordance with this Section 2.3 within the Liquidation Option Term, the Liquidation Option shall expire and, unless TPG has validly exercised the Redemption Option, this Agreement shall automatically terminate and be of no further force or effect.
2.4    Liquidation Transactions. Upon the exercise of the Liquidation Option in accordance with this Section 2.4, this Agreement shall constitute a binding agreement between CalSTRS and TPG to cause the Company to liquidate on the terms and subject to the conditions set forth herein. Effective upon the Liquidation Closing, (a) TPG shall make a cash contribution to the Company in an amount equal to the Liquidation Payment Amount (as defined herein) in immediately available funds (b) TPG shall cause the Company to distribute the Liquidation Payment Amount to CalSTRS in immediately available funds, (c) TPG shall cause the Company to distribute in kind to CalSTRS the City National Plaza Equity Interests, and (d) TPG shall cause the Company to distribute in kind to TPG the CityWest 1 & 2 Equity Interests, the CityWest 3 & 4 Equity Interests, the San Felipe Plaza Equity Interests, the Reflections I Equity Interests, the Reflections II Equity Interests and the Fair Oaks Equity Interests. The transactions described in this Section 2.4 are collectively referred to herein as the “Liquidation Transactions.” With respect to any Equity Interests or Company Projects, the party hereto that is to receive such Equity Interests (and indirectly such Company Projects) in the Liquidation Transactions is referred to herein as the “Acquirer,” and the other party is referred to herein as the “Other Party.” Accordingly, CalSTRS is the Acquirer (and TPG is the Other Party) with respect to City National Plaza and the City National Plaza Equity Interests, and TPG is the Acquirer (and CalSTRS is the Other Party) with respect to all other Company Projects and all other Equity Interests.

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2.5    Dissolution and Wind Up of Company. The consummation of the Liquidation Transactions shall be deemed to dissolve the Company, and thereafter TPG shall cause the Company to promptly wind up and terminate in accordance with Article IX of the Company Operating Agreement, except that all assets of the Company shall have been distributed to the Members as set forth herein rather than as set forth in Section 9.02 of the Company Operating Agreement, and the Company shall create reserves as set forth in Section 9.4.13.
ARTICLE 3
EXISTING LOANS
3.1    Subject to Existing Loans. The Company Projects are subject to certain existing loans owing by the Owner Entities and their direct and indirect subsidiaries (collectively, the “Existing Loans”) and the deeds of trust, security agreements, pledges and other documents and instruments evidencing or securing the Existing Loans (collectively, the “Existing Loan Documents”). The Existing Loans include that certain unsecured loan made by Kings Capital Portfolio No. 9 LLC and Kenneth A. Picerne as Trustee of The Kenneth A. Picerne Trust Dated June 4, 1999, to a subsidiary of TPGA, which has an outstanding balance of $500,000. After the Redemption Closing or the Liquidation Closing, as applicable, subject to any other agreement between the Company (or the Acquirer) and the Lender, the Owner Entities and such subsidiaries bound by the Existing Loan Documents shall remain liable to the lenders under the Existing Loan Documents (the “Existing Lenders”) in accordance with their respective terms, and the Company Projects shall remain subject to the liens securing the Existing Loans to the extent set forth therein. Nothing herein is intended to restrict or prohibit the Company from effecting any modifications to the terms of the Existing Loans or Existing Loan Documents, provided that the Company (i) will not effect any modification to any Existing Loan until after the Redemption Closing or the Liquidation Closing, as applicable, and (ii) will not effect any modification to the Existing Loan on City National Plaza in the case of the Liquidation Transactions without the consent of CalSTRS.
3.2    Release of Company. Notwithstanding Section 3.1, in connection with the Liquidation Transactions only (a) CalSTRS shall use its commercially reasonable efforts (and TPG shall cooperate with such efforts without cost or expense or creating any additional liability or obligations), including by providing a replacement guarantor, to cause the Company to be released from all guaranties, indemnities and personal liabilities in connection with the Existing Loans with respect to City National Plaza, and (b) TPG shall use its commercially reasonable efforts (and CalSTRS shall cooperate with such efforts without cost or expense or creating any additional liability or obligations), including by providing a replacement guarantor, to cause the Company to be released from all guaranties, indemnities and personal liabilities in connection with the Existing Loans with respect to CityWest 1 & 2, CityWest 3 & 4 and San Felipe Plaza.

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3.3    Lender Consents to Transactions. The parties acknowledge that some of the Redemption Transactions and the Liquidation Transactions, including without limitation, the withdrawal of CalSTRS and admission of the Equity Investor as an investor in or member of, directly or indirectly, the Owner Entities or the Company, and any change in the structure of the Company as a parent entity or guarantor, may require the consent or approval of lenders or loan servicers in order to avoid a breach or default under the Existing Loan Documents (collectively, the “Lender Consents”). TPG and the Company shall use their commercially reasonable efforts to obtain the Lender Consents prior to the applicable Closing Date, and CalSTRS shall cooperate with TPG and the Company, without cost or expense or creating any additional liability or obligations, in obtaining such Lender Consents. Notwithstanding the foregoing, the parties acknowledge that the Existing Loans on Reflections I and Reflections II are currently in default, and that the Existing Loan on Fair Oaks Plaza is anticipated to be in default prior to such Closing Date, and agree that the term "Lender Consents" shall not be deemed to refer to any consents or approvals relating to the Existing Loans on such Company Projects. Notwithstanding anything apparently to the contrary set forth in this Agreement, and for the avoidance of doubt, obtaining any Lender Consents shall not be a condition to the consummation of the Redemption Transactions or the Liquidation Transactions.
ARTICLE 4
PAYMENT AMOUNTS
4.1    Redemption Payment Amount. In connection with the Redemption Transactions, TPG shall cause the Company to pay to CalSTRS the sum of Six Hundred Seventy-Eight Million Three Hundred Thirty-Seven Thousand Five Hundred Fourteen Dollars ($678,337,514), subject to adjustment pursuant to Section 8.4 (as so adjusted as of the Redemption Closing Date, the “Redemption Payment Amount”). The Redemption Payment Amount shall be payable as follows:
4.1.1    Redemption Deposit. Prior to the expiration of the Redemption Option Term, TPG shall deposit in an interest-bearing account (the “Escrow Account”) established by First American Title Insurance Company (“Escrow Holder”), in cash or other immediately available funds, in addition to the Liquidation Deposit (as defined herein), the additional sum of Ten Million Dollars ($10,000,000) (the “Redemption Deposit”). The Escrow Account will be established and maintained by the Escrow Holder pursuant to a customary separate agreement to be entered into among the Escrow Holder, TPG, CalSTRS and the Company, provided that such separate agreement shall not be inconsistent with this Agreement. The Redemption Deposit and the Liquidation Deposit in the total amount of Fifteen Million Dollars ($15,000,000) shall be referred to in the aggregate as the “Total Deposit”. The Escrow Holder shall hold the Total Deposit or any portion thereof in the Escrow Account, in accordance with the terms and conditions of this Agreement. All interest on such sum shall be deemed income of TPG, and TPG shall be responsible for the payment of all

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costs and fees imposed on the Escrow Account. Nevertheless, all interest accrued on such sum shall be held and disbursed with, and deemed to be a part of, the “Total Deposit” for all purposes of this Agreement. At the Redemption Closing, the Total Deposit and all interest accrued thereon shall be applied toward the Redemption Payment Amount and paid through escrow to CalSTRS. Once the Redemption Option has been exercised, the Total Deposit is nonrefundable to TPG except as expressly provided in Section 7.1 or 11.2.
4.1.2    Balance of Redemption Payment Amount. The balance of the Redemption Payment Amount over the Deposit shall be deposited by TPG into the Escrow Account and shall be paid through escrow to CalSTRS as a redemption payment at Closing in cash or other immediately available funds not later than 11:00 a.m. Pacific time on the Redemption Closing Date.
4.1.3    Deemed Capital Contribution and Distribution. The Redemption Payment Amount shall be deemed to have been contributed by TPG to the Company as a capital contribution, and distributed by the Company to CalSTRS upon the Closing in redemption of the Redeemed Membership Interest and notwithstanding any other provisions of the Company Operating Agreement, CalSTRS shall thereafter have no other rights or interest in any amounts contributed to or distributed by the Company under the Company Operating Agreement, except for (i) its pro rata share of the release of reserves established in accordance with Section 8.4.14, and (ii) any final payments pursuant to the Final Redemption Closing Statement.
4.2    Liquidation Payment Amount. In connection with the Liquidation Transactions, TPG shall cause the Company to distribute to CalSTRS the sum of One Hundred Sixty-Three Million Eight Hundred Thirty-Seven Thousand Five Hundred Fourteen Dollars ($163,837,514), subject to adjustment pursuant to Section 9.4 (as so adjusted as of the Liquidation Closing Date, the “Liquidation Payment Amount”). The Liquidation Payment Amount shall be payable as follows:
4.2.1    Liquidation Deposit. Concurrently with the execution of this Agreement by all parties hereto, TPG shall deposit in the Escrow Account established by Escrow Holder, in cash or other immediately available funds, the sum of Five Million Dollars ($5,000,000) (the “Liquidation Deposit”). The Escrow Holder shall hold the Liquidation Deposit or any portion thereof in the Escrow Account, in accordance with the terms and conditions of this Agreement. All interest on such sum shall be deemed income of TPG, and TPG shall be responsible for the payment of all costs and fees imposed on the Escrow Account. Nevertheless, all interest accrued on such sum shall be held and disbursed with, and deemed to be a part of, the “Liquidation Deposit” for all purposes of this Agreement. At the Liquidation Closing, the Liquidation Deposit and all interest accrued thereon shall be applied toward the Liquidation Payment Amount and paid through escrow to CalSTRS. Except as provided in Section 11.2, the Liquidation Deposit is nonrefundable to TPG and in the event the Liquidation Option is not exercised by TPG, or the Liquidation Closing does

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not occur for any reason except as expressly provided in Section 7.1 or 11.2, then in any such event the Liquidation Deposit shall be retained by Escrow Holder and shall constitute the “Deposit” as defined in the Distribution Agreement.
4.2.2    Balance of Liquidation Payment Amount. The balance of the Liquidation Payment Amount over the Liquidation Deposit shall be deposited by TPG into the Escrow Account and shall be paid through escrow to CalSTRS as a liquidating distribution at Closing in cash or other immediately available funds not later than 11:00 a.m. Pacific time on the Liquidation Closing Date.
4.2.3    Deemed Capital Contribution and Distribution. The Liquidation Payment Amount shall be deemed to have been contributed by TPG to the Company as a capital contribution to equalize the members’ capital accounts in the Company, and distributed by the Company to CalSTRS upon the Closing as part of the liquidating distribution contemplated herein, and notwithstanding any other provisions of the Company Operating Agreement, CalSTRS shall thereafter have no other rights or interest in any amounts contributed to or distributed by the Company under the Company Operating Agreement, except for (i) its pro rata share of the release of reserves established in accordance with Section 9.4.13, and (ii) any final payments pursuant to the Final Liquidation Closing Statement.
ARTICLE 5
AS IS, WHERE IS
5.1    As Is, Where Is.
5.1.1    Except for those representations and warranties expressly provided in this Agreement or in any closing document or instrument executed by TPG, CalSTRS or the Company pursuant to Sections 6.1, 6.2 or 6.3 of this Agreement (collectively, the “Express Representations”), neither TPG, CalSTRS, the Company nor any of the Owner Entities does, and neither TPG, CalSTRS, the Company nor any of the Owner Entities shall, by execution and delivery of this Agreement or by the execution and delivery of any document or instrument executed and delivered in connection with Closing, make any representation or warranty, express or implied, of any kind or nature whatsoever, with respect to TPG, CalSTRS, the Company, the Redeemed Membership Interest, the Equity Interests, the Owner Entities or the Company Projects, and all such warranties are hereby disclaimed.
5.1.2    Without limiting the generality of the foregoing, other than the Express Representations, neither TPG, CalSTRS, the Company nor any of the Owner Entities makes, or shall make, any express or implied warranty as to matters of title, zoning, acreage, tax consequences, actual or projected revenue and expenses, physical or environmental condition (including, without

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limitation, laws, rules, regulations, orders and requirements pertaining to the use, handling, generation, treatment, storage or disposal of any toxic or hazardous waste or toxic, hazardous or regulated substance), valuation, governmental permits and approvals, covenants, conditions and restrictions of record applicable to the Company Projects and compliance therewith, compliance with laws, ordinances, rules, building codes, zoning proffers, and other governmental regulations, the quantity, quality or condition of any personal property and fixtures, any ground leases relating to the Company Projects, any leases, licenses or occupancy agreements (“Leases”) relating to the Company Projects, any management agreements, service agreements, equipment leases or other contracts, including, without limitation, management, maintenance, construction, commission, architectural, supply or service contracts (“Contracts”) relating to the Company Projects, the use or occupancy of the Company Projects, whether the entering by TPG, CalSTRS or the Company into this Agreement or the consummation of the transaction contemplated by this Agreement is or may become a breach or event of default under any of the Existing Loan Documents, or any other matter or thing relating to or affecting the Company Projects (collectively, the “Disclaimed Matters”).
5.1.3    Notwithstanding anything to the contrary set forth in this Agreement, but subject to the Express Representations, (i) beneficial ownership interest in the Company Projects (indirectly, through the Redemption Transactions or the Liquidation Transactions), including without limitation the roofs, all structural components, all heating, ventilating, air conditioning, mechanical, plumbing, and electrical systems, fire and life safety and all other parts of the buildings constituting a portion of the Company Projects and (ii) the Redeemed Membership Interest shall be transferred to the Company or the Equity Interests shall be transferred to the Acquirer, as applicable, and such transferees shall accept same, in their “AS IS” “WHERE IS” condition on the Closing Date, “WITH ALL FAULTS” and “SUBJECT TO ALL DEFECTS”, and subject to all matters of public record, Contracts and Leases existing on the Closing Date. The Company and TPG acknowledge that CalSTRS’ willingness to relinquish the Redeemed Membership Interest for the Payment Amount has been induced, in part, by the agreement of the Company and TPG to redeem and accept, subject to the Express Representations, the Redeemed Membership Interest and indirectly, the Company Projects, in such “AS IS” “WHERE IS” condition. Each of CalSTRS and TPG acknowledges that its willingness to effect the Liquidation Transactions has been induced, in part, by the agreement of the relevant Acquirer to accept, subject to the Express Representations, the Equity Interests and indirectly, the Company Projects, in such “AS IS” “WHERE IS” condition. The Company and each of CalSTRS and TPG, as Acquirer, hereby acknowledge, represent and warrant that in executing, delivering and performing this Agreement, the Company and each of CalSTRS and TPG, as Acquirer, (i) have not and do not rely upon any statement, information or representation to whomsoever made or given, whether by CalSTRS the Company, the Other Party or others, and whether directly or indirectly, verbally or in writing, made by any person or entity, except for the Express Representations, (ii) have relied solely on their own independent

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investigation, inspection, analysis, appraisal, examination and evaluation of the facts and circumstances, (iii) agree to assume the risk that adverse matters, including but not limited to construction or mechanical defects and adverse physical and environmental conditions, may not have been revealed by their investigation of the Company Projects, (iv) agree that neither CalSTRS, the Company, the other Party nor any of the Owner Entities has any obligation to remedy or cause compliance with any violation of any federal, state, county, or municipal laws, ordinances, orders, rules, regulations, requirements, or recorded covenants or restrictions affecting the Company Projects, (v) are not in a disparate bargaining position with respect to CalSTRS or the Other Party in connection with the transaction contemplated hereby, (vi) freely and fairly agree to the waivers and conditions of this Section 5.1 as part of the negotiations of this Agreement, and (vii) have been represented by adequate legal counsel in connection herewith and have conferred with such legal counsel concerning the waivers and other conditions of this Section 5.1.
5.1.7    Without in any way limiting any provision of this Section 5.1, each of TPG, CalSTRS and the Company specifically acknowledges and agrees, for itself and any of its assigns pursuant to Article 14 and their affiliates, that except with respect to the Express Representations and the obligations of TPG, CalSTRS and the Company set forth in this Agreement, and except to the extent necessary to pursue any claim against any third party, effective upon the Closing, each of TPG, CalSTRS and the Company hereby waive, release and discharge any claim they have, might have had or may have against any other party, and its respective affiliates or any direct or indirect partner, member, trustee, beneficiary, director, shareholder, officer, attorney, employee, agent, contractor, representative or broker of any of the foregoing, and any of their respective heirs, successors, personal representatives, devisees, and assigns, with respect to (i) the Disclaimed Matters, (ii) the condition of the Company Projects as of the Closing Date, (iii) the past, present or future condition or compliance of the Company Projects with regard to any environmental protection, pollution control or land use laws, rules, regulations, orders or requirements, including, without limitation, CERCLA (as defined herein), or (iv) any other state of facts that exists with respect to the Redeemed Membership Interest, the Equity Interests, the Company Operating Agreement, or the Company Projects. In furtherance of this intention, each of TPG, CalSTRS and the Company hereby expressly waive any and all rights and benefits conferred upon it by the provisions of California Civil Code Section 1542, which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

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Each of TPG, CalSTRS and the Company acknowledge that the foregoing acknowledgments, releases and waivers including without limitation the waiver of the provisions of California Civil Code Section 1542 were expressly bargained for. The waiver, release and discharge set forth in this Section 5.1.4 shall survive the Closing or any termination of this Agreement.
ARTICLE 6
REPRESENTATIONS AND WARRANTIES
6.1    TPG Representations and Warranties. TPG represents and warrants to the other parties hereto with respect to TPG as follows, which representations shall be true and correct in all material respects on the Closing Date:
6.1.1    Organization. TPG is duly formed, validly existing and in good standing under the laws of the State of Maryland and has all requisite power and authority to conduct its business as presently conducted.
6.1.2    Authority/Consent. TPG possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law to execute and deliver this Agreement and will by Closing have taken all actions required by its organizational documents and applicable law, to consummate the transactions contemplated in this Agreement. No consent, approval, clearance, waiver, order, permit, license or authorization of, or filing, recording or registration with, or exemption by, any governmental authority or any other third party (other than any required consent of the Equity Investor to consummate the Redemption Transactions) that has not been obtained is required in connection with execution, delivery or performance of this Agreement by TPG, subject to (i) obtaining the Lender Consents, and (ii) required filings with the Securities and Exchange Commission.
6.1.3    No Conflicts. The execution and delivery of this Agreement by TPG and all the documents executed by TPG or its affiliates in connection with the transactions contemplated hereby that are to be delivered to CalSTRS, and the consummation by TPG of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which TPG is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of TPG, or, subject to obtaining the Lender Consents, any other agreement or instrument to which TPG is a party or by which TPG may be bound.
6.1.4    Prohibited Transaction. Neither TPG, nor any partner in TPG, nor any person or entity with actual authority to direct the actions of any partner of TPG, nor any other person or entity holding any legal or beneficial interest whatsoever in TPG (except that no representation is made with respect to any shareholder of publicly traded shares in Thomas Properties Group, Inc.) (i) are named on any list of persons and governments issued by the Office of Foreign Assets Control

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of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 – Blocking Company Project and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (“Executive Order 13224”), as in effect on the Effective Date, or any similar list known to TPG or publicly issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”), (ii) are included in, owned by, controlled by, knowing acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons referred to or described in the OFAC Lists, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any person named on any of the OFAC Lists or any person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in the OFAC Lists. TPG is currently in compliance with, and shall at all times during the term of this Agreement remain in compliance with, the regulations of OFAC and any statute, executive order (including Executive Order 13224), and any regulation relating thereto.
6.1.5    Foreign Person. TPG is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.
6.2    CalSTRS Representations and Warranties. CalSTRS represents and warrants to the other parties hereto respect to CalSTRS as follows, which representations shall be true and correct in all material respects on the Closing Date:
6.2.1    Organization. CalSTRS is the State Teachers’ Retirement System established pursuant to Title I, Division 1, Parts 13 and 14 of the California Education Code, Sections 22000, et seq., as amended. California Education Code Section 22001 and California Government Code Section 12804 provide that CalSTRS is a unit of the State and Consumer Services Agency. California Government Code Section 12800 provides that the State and Consumer Services Agency is an agency in the government of the State of California.
6.2.2    Authority/Consent. CalSTRS possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law to execute and deliver this Agreement and will by Closing have taken all actions required by its organizational documents and applicable law, to consummate the transactions contemplated in this Agreement. No consent, approval, clearance, waiver, order, permit, license or authorization of, or filing, recording or registration with, or exemption by, any governmental authority or any other third party that has not been obtained is required in connection with execution, delivery or performance of this Agreement by CalSTRS, subject to obtaining the Lender Consents.

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6.2.3    Ownership of Redeemed Membership Interest. CalSTRS is the sole record and beneficial owner of 100% of the Redeemed Membership Interest free and clear of all liens and other encumbrances of any kind.
6.2.4    No Conflicts. The execution and delivery of this Agreement by CalSTRS and all the documents executed by CalSTRS or its affiliates in connection with the transactions contemplated hereby that are to be delivered to the Company, and the consummation by CalSTRS of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which CalSTRS is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of CalSTRS, or other agreement or instrument to which CalSTRS is a party or by which CalSTRS may be bound, subject to obtaining the Lender Consents.
6.2.5    Prohibited Transaction. CalSTRS (i) is not named on any list of persons and governments issued by OFAC pursuant to Executive Order 13224 as in effect on the Effective Date, or any OFAC List, (ii) is not included in, owned by, controlled by, knowing acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons referred to or described in the OFAC Lists, or (iii) has not knowingly conducted business with or knowingly engaged in any transaction with any person named on any of the OFAC Lists or any person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in the OFAC Lists. CalSTRS is currently in compliance with, and shall at all times during the term of this Agreement remain in compliance with, the regulations of OFAC and any statute, executive order (including Executive Order 13224), and any regulation relating thereto.
6.2.6    Foreign Person. CalSTRS is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.
6.3    Company Representations and Warranties. The Company represents and warrants to the other parties hereto with respect to the Company as follows, which representations shall be true and correct in all material respects on the Closing Date:
6.3.1    Organization. The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as presently conducted.
6.3.2    Authority/Consent. The Company possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law to execute and deliver this Agreement and will by Closing have taken all actions required by its organizational documents and applicable law, to consummate the transactions contemplated in this

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Agreement. No consent, approval, clearance, waiver, order, permit, license or authorization of, or filing, recording or registration with, or exemption by, any governmental authority or any other third party that has not been obtained is required in connection with execution, delivery or performance of this Agreement by the Company, subject to obtaining the Lender Consents.
6.3.3    No Conflicts. The execution and delivery of this Agreement by the Company and all the documents executed by the Company or its affiliates in connection with the transactions contemplated hereby that are to be delivered to CalSTRS, and the consummation by the Company of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which the Company is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of the Company, or, subject to obtaining the Lender Consents, any other agreement or instrument to which the Company is a party or by which the Company may be bound.
6.3.4    Prohibited Transaction. Neither the Company, nor any member of the Company (excluding CalSTRS), nor any person or entity with actual authority to direct the actions of any member, partner or shareholder of the Company (excluding CalSTRS), nor any other person or entity holding any legal or beneficial interest (excluding CalSTRS and the retirants or beneficiaries of CalSTRS and excluding any public shareholders of Thomas Properties Group, Inc.) whatsoever in the Company (i) are named on any list of persons and governments issued OFAC pursuant to Executive Order 13224, as in effect on the Effective Date, or any OFAC List, (ii) are included in, owned by, controlled by, knowing acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons referred to or described in the OFAC Lists, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any person named on any of the OFAC Lists or any person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in the OFAC Lists. the Company is currently in compliance with, and shall at all times during the term of this Agreement remain in compliance with, the regulations of OFAC and any statute, executive order (including Executive Order 13224), and any regulation relating thereto.
6.3.5    Foreign Person. Neither the Company nor any Owner Entity (or in the case of the Company or any Owner Entity which is a disregarded entity for U.S. Federal Income Tax purposes, the Company’ or such Owner Entities’ regarded parent) is a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.
6.4    Survival. All of the representations and warranties of the parties hereto set forth in this Article 6 shall survive the Closing.

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6.5    Limitations. The parties hereto are experienced in and knowledgeable about the ownership, management, leasing and purchase of commercial real estate and office properties, and each of them has relied and will rely exclusively on its own consultants, advisors, counsel, employees, agents, principals and/or studies, investigations and/or inspections with respect to the Redeemed Membership Interest and the Company Projects, their tax or legal status, condition, value and potential. The parties hereto agree that, notwithstanding the fact that they have received certain information from another party hereto or its agents or consultants, they have relied solely upon and will continue to rely solely upon their own analysis and will not rely on any information provided by another party hereto or its agents or consultants, except solely for the Express Representations.
ARTICLE 7
CONDITIONS PRECEDENT TO CLOSING
7.1    Conditions Precedent to TPG and Company Obligations to Close. Provided that TPG has validly exercised the Redemption Option or the Liquidation Option, the obligations of TPG and the Company to consummate either the Redemption Transactions or the Liquidation Transactions, as applicable, are subject to satisfaction on or before the Redemption Closing Date or the Liquidation Closing Date, as applicable, of the following conditions, any of which may be waived in writing by TPG and the Company in their sole and absolute discretion:
7.1.1    Delivery of Closing Documents. CalSTRS shall have delivered each of the Closing Documents required to be delivered under either Section 8.2 or Section 9.2, as applicable.
7.1.2    Representations and Warranties. Each of the representations and warranties of CalSTRS set forth in Sections 6.2 shall be accurate in all material respects.
7.1.3    Agreements and Covenants. CalSTRS shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the applicable Closing Date.
7.1.4    Uninsured Project Casualty. If the Estimated Costs relating to any Uninsured damage or destruction of the Company Projects exceeds (i) in the case of the Redemption Transactions, the sum of Twenty-Five Million Dollars ($25,000,000) in the aggregate, or (ii) in the case of the Liquidation Transactions, the sum of Ten Million Dollars ($10,000,000) in the aggregate, then in either such case TPG may at its option, to be exercised by written notice to CalSTRS within five (5) Business Days of TPG’s receipt of notice of the Estimated Costs, either (a) proceed to the Redemption Closing or the Liquidation Closing, as applicable, or (b) terminate this Agreement in its entirety. If TPG elects to terminate this Agreement within such five (5) Business Day period, the Total Deposit shall be returned to TPG and neither party shall have any further rights or

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obligations hereunder. TPG's failure to elect to terminate this Agreement within said five (5) Business Day period shall be deemed an election by TPG to consummate the Redemption Transactions or the Liquidation Transactions, as applicable. “Estimated Costs” means the costs to repair any damage caused by an Uninsured casualty as estimated by an unaffiliated third-party contractor approved by TPG and CalSTRS (and if the parties cannot agree, TPG shall provide CalSTRS with a list of three (3) reputable licensed contractors with at least ten (10) years of experience on similar projects located in the surrounding area of the affected Company Project(s), CalSTRS shall select one of the approved contractors and such contractor shall (A) certify that the bid is an unbiased estimate of the Estimated Costs based on the then current market conditions, and (B) agree to complete the work under a fixed price contract for the amount set forth in the bid). A casualty shall be deemed “Uninsured” to the extent such casualty is not the subject of insurance coverage carried by the Company and such insurance coverage is not required to be carried under the Company Operating Agreement. All insurance proceeds received with respect to any casualty affecting the Company Projects (or the portion thereof) that is insured shall be paid to the Company, in the case of the Redemption Transactions, or to the Acquirer of the damaged Company Project, in the case of the Liquidation Transactions and shall not be deemed part of Project Available Cash.
7.2    Conditions Precedent to CalSTRS Obligation to Close. Provided that TPG has validly exercised the Redemption Option or the Liquidation Option, the obligation of CalSTRS to consummate either the Redemption Transactions or the Liquidation Transactions, as applicable, is subject to satisfaction, on or before the Redemption Closing Date or the Liquidation Closing Date, as applicable, of the following conditions, any of which may be waived in writing by CalSTRS, in the sole and absolute discretion of CalSTRS:
7.2.1    Delivery of Closing Documents. TPG and the Company shall have delivered each of the Closing Documents required to be delivered under either Section 8.3 or Section 9.3, as applicable.
7.2.2    Balance of Payment Amount. TPG shall have delivered either the balance of the Redemption Payment Amount (i.e., the Redemption Payment Amount less the Total Deposit), in accordance with Section 4.1.2, or the balance of the Liquidation Payment Amount (i.e., the Liquidation Payment Amount less the Liquidation Deposit), in accordance with Section 4.2.2, as applicable.
7.2.3    Representations and Warranties. Each of the representations and warranties of TPG and the Company set forth in Sections 6.1 and 6.3 shall be accurate in all material respects.
7.2.4    Agreements and Covenants. TPG and the Company shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the applicable Closing Date.

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7.2.5    Uninsured CNP Casualty. In the case of the Liquidation Transactions, if the Estimated Costs relating to any Uninsured damage or destruction of City National Plaza exceeds Fifteen Million Dollars ($15,000,000) in the aggregate, then CalSTRS may at its option, to be exercised by written notice to TPG within five (5) Business Days of CalSTRS’ receipt of notice of the Estimated Costs, either (a) proceed to the Liquidation Closing, or (b) terminate this Agreement in its entirety. If CalSTRS elects to terminate this Agreement within such five (5) Business Day period, the Liquidation Deposit shall be returned to TPG and neither party shall have any further rights or obligations hereunder. CalSTRS’ failure to elect to terminate this Agreement within said five (5) Business Day period shall be deemed an election by CalSTRS to consummate the Liquidation Transactions.
7.3    Additional Liquidation Transactions Conditions Precedent. Provided that TPG has validly exercised the Liquidation Option, in addition to the conditions set forth in Section 7.2, the obligation of CalSTRS to consummate the Liquidation Transactions is subject to satisfaction, on or before August 31, 2013 at 5:00 pm Pacific time, of the following conditions, any of which may be waived in writing by CalSTRS, in the sole and absolute discretion of CalSTRS, and such conditions shall not be deemed satisfied or waived unless CalSTRS gives notice of same to TPG prior to such time:
7.3.1    Effectiveness of CNP Third Party PSA. CalSTRS shall have entered into a CNP Third Party PSA, which shall remain in effect and be binding upon the Third Party Purchaser thereunder.
7.3.2    Satisfaction of CNP Third Party PSA Conditions. All conditions to the obligation of the Third Party Purchaser to consummate its purchase of City National Plaza under the CNP Third Party PSA shall have been satisfied or waived, as determined by CalSTRS, other than the condition that CalSTRS perform its closing obligations under the CNP Third Party PSA.
7.3.3    Closing Under CNP Third Party PSA. The closing under the CNP Third Party PSA shall be scheduled to occur immediately following (i.e., the same day as) the Closing of the Liquidation Transactions hereunder.
7.4    Waiver of Conditions to Closing. If any condition to proceed with the Closing hereunder set forth in this Article 7 has not been satisfied as of the Closing Date or other applicable date, then the party or parties for whom such condition exists may nevertheless proceed to Closing, notwithstanding the non-satisfaction of such condition, in which event such party or parties shall be conclusively deemed to have waived any such condition.

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ARTICLE 8
REDEMPTION CLOSING
8.1    Redemption Closing Date. Provided that TPG has validly exercised the Redemption Option, the consummation of the Redemption Transactions (“Redemption Closing”) will take place at the office of CalSTRS’ counsel in Los Angeles, California on a date designated by TPG, but in no event later than 11:00 a.m. Pacific time on September 30, 2013. The date upon which Redemption Closing shall occur is referred to as the “Redemption Closing Date.” The Redemption Closing shall occur through escrow as herein provided. Neither party will take any action under the Company Operating Agreement, as a member or otherwise, that would hinder, frustrate, interfere with or inhibit the performance by TPG, the Company or CalSTRS of their respective obligations hereunder in connection with the Redemption Closing. Each of TPG and CalSTRS shall cause the Representatives of the Company Management Committee appointed by it to act in a manner that is consistent with the performance of its obligations hereunder.
8.2    CalSTRS Obligations at the Redemption Closing. At the Redemption Closing, CalSTRS shall each execute, acknowledge (if necessary) and deliver originals of the following documents:
8.2.1    A Redemption of Membership Interest as to the Redeemed Membership Interest in the form of Exhibit A attached hereto (the “Redemption of Membership Interest”), together with a written resignation of each of the Representatives appointed by CalSTRS to the Management Committee of the Company;
8.2.2    Certificate of Non-Foreign Status in the form of Exhibit B attached hereto; and
8.2.3    Preliminary Redemption Closing Statement (as defined herein).
8.3    TPG and Company Obligations at the Redemption Closing. At the Redemption Closing, TPG and the Company will do, or cause to be done, the following:
8.3.1    Redemption Closing Documents. TPG and the Company shall execute, acknowledge (if necessary) and deliver originals of the following documents:
8.3.1.1    The Redemption of Membership Interest, executed by TPG on behalf of the Company, together with an amendment to the Certificate of Formation of the Company changing the name of the Company to a new name that does not include “CalSTRS”;
8.3.1.2    Preliminary Redemption Closing Statement.

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8.3.2    Redemption Payment Amount. TPG and the Company shall cause to be deposited in the Escrow Account, and instruct the Escrow Holder to distribute on behalf of the Company to CalSTRS, the entire Redemption Payment Amount (including the Total Deposit) at the Redemption Closing in redemption of the Redeemed Membership Interest.
8.4    Costs and Adjustments at Redemption Closing.
8.4.1    Adjustments to Redemption Payment Amount. The Redemption Payment Amount payable to CalSTRS hereunder shall be decreased by CalSTRS’ pro rata share of the actual closing costs incurred by the Company and normal prorations of income, rent, expenses, taxes and other similar amounts that would be applicable on a hypothetical sale of the Company Projects to a third party on the Redemption Closing Date and after a reconciliation of all cash on hand and unpaid leasing costs and trade payables owed with respect to the Company Projects as set forth herein. Amounts so allocated to the Company will be further allocated between CalSTRS and TPG based on their respective pro rata shares in the relevant Company Project. Accordingly, the Redemption Payment Amount is subject to adjustment as set forth in this Section 8.4. As used herein, a party’s “pro rata share” of any amount shall be (i) in the case of CalSTRS, 92.065% with respect to City National Plaza and 75% with respect to all other Company Projects, and (ii) in the case of TPG, 7.9375% with respect to City National Plaza, and 25% with respect to all other Company Projects.
8.4.2    Apportionments. The following items shall be apportioned on an accrual basis as of 11:59 PM local time in California (with respect to City National Plaza) and Texas (with respect to CityWest 1 & 2, CityWest 3 & 4 and San Felipe Plaza) on the day preceding the Redemption Closing Date (the “Redemption Apportionment Date”):
8.4.2.1    subject to Section 8.4.3 below, prepaid rents, fixed rents and additional rents payable pursuant to any Leases (including, without limitation, operating expense escalation payments, real estate tax escalation payments and percentage rent, if any, payable under the Leases) (collectively, “Rents”) on the basis of the respective periods for which such Rents are payable, to be apportioned in accordance with Section 8.4.3 below;
8.4.2.2    real estate taxes, sewer rents and taxes, water rates and charges, vault charges and taxes, business improvement district taxes and assessments and any other governmental taxes, charges or assessments levied or assessed against the Company Projects (collectively, “Property Taxes”), on the basis of the respective periods for which each is assessed or imposed, to be apportioned in accordance with Section 8.4.4 below;

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8.4.2.3    any amounts prepaid or payable by any Owner Entities pursuant to any Contracts in effect relating to the operation of the Company Projects, to be apportioned on the basis of the period for which such amounts are to be applied under any Contracts;
8.4.2.4    all accrued interest payments related to the Existing Loans;
8.4.2.5    reserves and escrows related to the Existing Loans, including but not limited to the fair market value of any interest rate hedges or “caps,” shall be treated as part of Project Available Cash for purposes of Section 8.4.14;
8.4.2.6    operating expenses of the Owner Entities and the Company, including:
(1)    appraisal, audit, accounting, and tax return preparation fees;
(2)    personal property taxes and business, professional and occupational licensing taxes;
(3)    all other accrued operating expenses with respect to the Owner Entities; and
8.4.2.7    such other items as are customarily apportioned in real estate closings of commercial properties in Los Angeles County, California (with respect to City National Plaza) and Harris County, Texas (with respect to CityWest 1 & 2, CityWest 3 & 4 and San Felipe Plaza).
8.4.3    Rents. The rents and other income collected from tenants under the Leases in effect on the Redemption Apportionment Date or otherwise (including without limitation parking revenues) shall be prorated and adjusted as follows (all references to “Leases” in this Section 8.4.3 shall be deemed to refer to the Leases of space in City National Plaza, City West 1 & 2, CityWest 3 & 4 and San Felipe Plaza in effect on the Redemption Apportionment Date):
8.4.3.1    All collected rent, and other collected income (and any applicable state or local tax on rent), which are collected on or prior to the Redemption Closing Date in respect of the month of Redemption Closing under leases in effect on the Redemption Closing Date shall be prorated as of the Redemption Closing Date, with CalSTRS to be credited with its pro rata share of all rent and other income applicable to the period of time on or prior to the Redemption Closing Date, and the Company or TPG to be credited with any rent and other income collected before the Redemption Closing Date but applicable to any period of time from and after the Redemption Closing Date. Uncollected rent and other income shall not be prorated on the Redemption Closing Date. Any rent received after the Redemption Closing but attributable to the month in which the

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Redemption Closing Date occurs shall be prorated in accordance with the first sentence of this Section 8.4.3.1, with CalSTRS receiving a credit for its pro rata share of the rent and income for the period up to the Redemption Closing Date. The Company and TPG shall apply rent and other income from tenants that are collected after the Redemption Closing Date first to the month in which the Redemption Closing Date occurs as provided for above, second to such amounts accruing on and after the Redemption Closing Date, and third to such amounts accruing prior to the Redemption Closing Date. CalSTRS shall not take action to collect any rent or other income owed by tenants with respect to periods prior to the Redemption Closing Date.
8.4.4    Property Taxes. Property Taxes shall be apportioned on the basis of the fiscal period for which assessed. If the Redemption Apportionment Date shall occur before an assessment is made or a tax rate is fixed for the tax period in which the Redemption Apportionment Date occurs, the apportionment of such Property Taxes based thereon shall be made as of such Redemption Apportionment Date by applying the tax rate for the preceding year to the latest assessed valuation, but the apportionment thereof shall be recalculated upon the later to occur of the Final Redemption Closing Statement or the date on which the assessment and/or tax rate for the current year are fixed. All rebates or reductions in Property Taxes received subsequent to Redemption Closing relating to periods prior to Redemption Closing, net of costs of obtaining the same, shall be prorated as of the Redemption Apportionment Date, when received. If as of the Redemption Apportionment Date the Company Projects or any portion thereof shall be affected by any special or general assessments which are or may become payable in installments of which any installment is then a lien and has become due and payable, such currently due and payable installment(s) shall be allocated to the period prior to the Redemption Apportionment Date and all installments not due and payable on the Redemption Apportionment Date shall be allocated to the period after the Redemption Apportionment Date.
8.4.5    Utilities. Charges for all electricity, steam, gas and other utility services shall be apportioned on the basis of actual current readings or, if such readings have not been made, on the basis of the most recent bills that are available. If any apportionment is not based on an actual current reading, then upon the taking of a subsequent actual reading, the parties shall, in the Final Redemption Closing Statement, readjust such apportionment based upon the amount determined to be due upon such adjustment.
8.4.6    Rental Insurance. CalSTRS shall receive its pro rata share of any rental insurance proceeds which relate to the period prior to the Redemption Apportionment Date if and to the extent any such proceeds are delivered to any Owner Entities.
8.4.7    Leasing Costs. Except as expressly otherwise provided in this Agreement, from and after the Redemption Closing Date, the Company shall be solely responsible for the payment of all leasing commissions and all tenant inducement costs (including, without limitation,

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tenant improvement costs, design, refurbishment and other work allowances, lease buyout costs, moving allowances and concessions) arising under the Leases, whether relating to periods prior or subsequent to the Redemption Closing Date, and CalSTRS shall not have any liability or responsibility for any such leasing commissions and tenant inducement costs; provided, however, that Leasing Costs for Leases that were signed prior to or as of July 1, 2013 will be allocated between TPG and CalSTRS based on their respective pro rata shares in the Company Project as to which the Lease applies, by an allocation of such Leasing Costs at Redemption Closing with the Redemption Payment Amount to be reduced by CalSTRS’ pro rata share of such Leasing Costs as more particularly set forth on Schedule 8.4.7 attached hereto.
8.4.8    Tenant Security Deposits. The Owner Entities will remain liable for the obligations related to tenant security deposits under the Leases, and the Company will indemnify, defend and hold CalSTRS harmless from and against all demands and claims made by tenants with respect to any security deposits held by the Company and will reimburse CalSTRS for all attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by CalSTRS as a result of any such claims or demands by tenants.
8.4.9    Costs. Any transfer, documentary, sales, use, registration and any real property sale and transfer or gains tax, stamp tax, equity transfer tax or other similar tax (including any penalties or interest with respect thereto) or other costs (collectively, “Transfer Taxes and Costs”) imposed on the Owner Entities, the Company, TPG or CalSTRS as a result of the Redemption Transactions shall be apportioned between TPG and CalSTRS in accordance with their respective pro rata shares. TPG shall pay any lender fees or charges imposed in connection with the Existing Loans, including, without limitation, any loan assumption, prepayment or defeasance fees, costs or charges. Each of the parties hereto shall pay its own attorneys’ fees.
8.4.10    Escrow Fees. Any escrow fees incurred for the Escrow Account shall be borne by the Company and the Redemption Payment Amount shall be reduced by CalSTRS’ pro rata share of such escrow fees.
8.4.11    Contributions. The Redemption Payment Amount shall be increased by the amount of any capital contributed to the Company by CalSTRS between the date hereof and the Redemption Closing Date.
8.4.12    Brokerage Fees. The Redemption Payment Amount shall be reduced by CalSTRS’ pro rata share of the brokerage commission to be paid on the Redemption Transactions Closing as provided in Section 12.1 below.

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8.4.13    Principal Reductions of Existing Loans. The Redemption Payment Amount shall be increased by CalSTRS’ pro rata share of the reduction of the principal balance of any Existing Loan(s) as of June 1, 2013 as set forth on Schedule 8.4.12 attached hereto.
8.4.14    Project Available Cash. The Redemption Payment Amount shall be increased by the amount of “Project Available Cash” (as such term is defined in the Company Operating Agreement) for each Company Project which is distributable to CalSTRS as of the Redemption Apportionment Date pursuant to Section 6.02(a) of the Company Operating Agreement. In accordance with the Company Operating Agreement, the Project Available Cash shall be subject to a reserve of $750,000 established by TPG, in addition to any items which have been the subject of prior reserves, which reserves, to the extent not utilized to pay obligations of the Company within one year following the Redemption Closing Date, will be distributed to TPG and CalSTRS in accordance with their pro rata shares.
8.4.15    Redemption Closing Statement. The Company, TPG and CalSTRS shall jointly prepare and approve a preliminary closing statement for each of City National Plaza, CityWest 1 & 2, CityWest 3 & 4, San Felipe Plaza, Reflections I, Reflections II and Fair Oaks Plaza (collectively the “Preliminary Redemption Closing Statement”) showing the net amount due either to TPG or CalSTRS as the result of the adjustments and prorations provided for herein, and such net amount due to or from CalSTRS will be added to or subtracted, respectively, from the Redemption Payment Amount to be paid to CalSTRS at the Redemption Closing as applicable. If the parties fail to fully agree on the Preliminary Redemption Closing Statement, the Redemption Closing shall proceed on the basis of the line items in such statement that are agreed upon by the parties, with any open items (to the extent of any dispute) on such statement to be resolved as part of the resolution of the Final Redemption Closing Statement. On or before the date which is ninety (90) days following the Redemption Closing Date, the Company and TPG will prepare a final closing statement for each of City National Plaza, CityWest 1 & 2, CityWest 3 & 4, San Felipe Plaza, Reflections I, Reflections II and Fair Oaks Plaza reasonably satisfactory to CalSTRS in form and substance (collectively, the “Final Redemption Closing Statement”) setting forth the final determination of the adjustments and prorations provided for herein and setting forth any items which are not capable of being determined at such time (and the manner in which such items shall be determined and paid). The net amount due the Company, TPG or CalSTRS, if any, by reason of adjustments to the Preliminary Redemption Closing Statement as shown in the Final Redemption Closing Statement, shall be paid in cash by the party obligated therefor within five (5) Business Days following that party’s receipt of the approved Final Redemption Closing Statement. The adjustments, prorations and determinations agreed to by the Company, TPG or CalSTRS in the Final Redemption Closing Statement shall be conclusive and binding on the parties hereto except for any items which are not capable of being determined at the time the Final Redemption Closing Statement is agreed to by the Company, TPG and CalSTRS, which items shall be determined and paid in the manner set forth in the Final Redemption Closing Statement and except for other amounts

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payable hereunder pursuant to provisions which survive the Redemption Closing. Prior to and following the Redemption Closing Date, each party shall provide the other with such information as the other shall reasonably request subject to any applicable confidentiality restrictions in order to make the preliminary and final adjustments and prorations provided for herein. If the Company and TPG and CalSTRS fail to agree upon a Final Redemption Closing Statement, the disputed items shall be resolved by a mutually acceptable nationally recognized independent accounting firm (the “Accounting Firm”), whose determination shall be final and binding upon the parties. The Accounting Firm shall resolve the dispute within thirty (30) days after the disputed items have been submitted to it. The costs, fees and expenses of the Accounting Firm shall be borne equally by the Company and TPG, on one hand, and CalSTRS, on the other.
8.4.16    Interest. If any payment to be made after Redemption Closing under this Section 8.4 shall not be paid when due hereunder, the same shall bear interest (which shall be paid together with the applicable payment hereunder) from the date due until so paid at a rate per annum equal to the Prime Rate (as such rate may vary from time to time) as reported in The Wall Street Journal plus five percent (5%) (the “Default Rate”). To the extent a payment provision in this Section 8.4 does not specify a period for payment, then for purposes hereof such payment shall be due within ten (10) calendar days of the date such payment obligation is triggered.
8.4.17    Exclusion of Northern Virginia Projects from Prorations and Adjustments to Redemption Payment Amount. Notwithstanding anything to the contrary contained herein, the Redemption Payment Amount shall not be subject to adjustments or prorations relating to Reflections I, Reflections II or Fair Oaks Plaza.
8.4.18    Survival. The provisions of this Section 8.4 shall survive the Redemption Closing.
ARTICLE 9
LIQUIDATION CLOSING
9.1    Liquidation Closing Date. Provided that TPG has validly exercised the Liquidation Option, the consummation of the Liquidation Transactions (“Liquidation Closing” and, collectively with the Redemption Closing, the “Closing”) will take place at the office of CalSTRS’ counsel in Los Angeles, California on a date designated by TPG, but in no event later than 11:00 a.m. Pacific time on September 30, 2013. The date upon which Liquidation Closing shall occur is referred to as the “Liquidation Closing Date” and, collectively with the Redemption Closing Date, is referred to as the “Closing Date”. The Liquidation Closing shall occur through escrow as herein provided. Neither party will take any action under the Company Operating Agreement, as a member or otherwise, that would hinder, frustrate, interfere with or inhibit the performance by TPG, the Company or CalSTRS of their respective obligations hereunder in connection with the Liquidation

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Closing. Each of TPG and CalSTRS shall cause the Representatives of the Company Management Committee appointed by it to act in a manner that is consistent with the performance of its obligations hereunder.
9.2    CalSTRS Obligations at the Liquidation Closing. At the Liquidation Closing, CalSTRS shall execute and deliver the following:
9.2.3    A separate Assignment of Membership Interest, in the form of Exhibit C attached hereto (the “Assignment of Membership Interest”), executed by CalSTRS or its designee, as the assignee of the City National Plaza Equity Interests; provided however, that CalSTRS may elect, in addition, to receive a grant deed (together with a bill of sale and assignments of all tangible and intangible personal property) from the City National Plaza Owner conveying title to City National Plaza;
9.2.4    A Certificate of Non-Foreign Status, in the form of Exhibit B attached hereto, executed by CalSTRS; and
9.2.5    The Preliminary Liquidation Closing Statement (as defined herein).
9.3    TPG Obligations at the Liquidation Closing. At the Liquidation Closing, TPG will do, or cause to be done, the following:
9.3.1    Liquidation Closing Documents. TPG shall execute, acknowledge (if necessary) and deliver originals of the following documents:
9.3.1.1    A separate Assignment of Membership Interest, executed by TPG on behalf of the Company, as the assignor of each of the Equity Interests (and, in the event CalSTRS elects to receive title to City National Plaza as set forth above, a grant deed and a bill of sale and assignments of all tangible and intangible personal property conveying such title), and executed by TPG or its designee, as the assignee of each of the Equity Interests (other than the City National Plaza Equity Interests);
9.3.1.2    A Certificate of Non-Foreign Status, in the form of Exhibit B attached hereto, executed by TPG on behalf of the Company;
9.3.1.3    A Certificate of Non-Foreign Status, in the form of Exhibit B attached hereto, executed by TPG; and
9.3.1.4    The Preliminary Liquidation Closing Statement.

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9.3.2    Liquidation Payment Amount. TPG shall cause to be deposited in the Escrow Account, and instruct the Escrow Holder, on behalf of the Company to distribute to CalSTRS, the entire Liquidation Payment Amount (including the Liquidation Deposit) at the Liquidation Closing as a liquidating distribution.
9.4    Costs and Adjustments at Liquidation Closing.
9.4.1    Adjustments to Liquidation Payment Amount. The Liquidation Payment Amount shall be adjusted to reflect the actual closing costs and normal prorations of income, rent, expenses, taxes and other similar amounts that would be applicable on a hypothetical sale of City National Plaza to CalSTRS, and of the other Company Projects to TPG, on the Liquidation Closing Date, and after a reconciliation of all cash on hand and unpaid leasing costs and trade payables owed with respect to the Company Projects as set forth herein. With respect to each of the Company Projects, (i) amounts will be allocated between the Company, on one hand, as the hypothetical seller of the Company Project, and the relevant Acquirer, on the other hand, and (ii) amounts allocated to the Company will be further allocated between CalSTRS and TPG based on their pro rata shares with respect to that Company Project. The Liquidation Payment Amount will be (x) decreased by any costs or expenses so allocated to CalSTRS, and by any assets or payments so allocated to TPG, and (y) increased by any assets or payments so allocated to CalSTRS, and by any costs or expenses so allocated to TPG. As used herein, a party’s “pro rata share” of any amount shall be (i) in the case of CalSTRS, 92.065% with respect to City National Plaza and 75% with respect to all other Company Projects, and (ii) in the case of TPG, 7.9375% with respect to City National Plaza and 25% with respect to all other Company Projects.
9.4.2    Apportionments. The following items shall be apportioned on an accrual basis as of 11:59 PM local time in California (with respect to City National Plaza), and Texas (with respect to CityWest 1 & 2, CityWest 3 & 4 and San Felipe Plaza) on the day preceding the Liquidation Closing Date (the “Liquidation Apportionment Date”):
9.4.2.1    subject to Section 9.4.3 below, Rents on the basis of the respective periods for which such Rents are payable, to be apportioned in accordance with Section 9.4.3 below;
9.4.2.2    Property Taxes, on the basis of the respective periods for which each is assessed or imposed, to be apportioned in accordance with Section 9.4.4 below;
9.4.2.3    any amounts prepaid or payable by any Owner Entities pursuant to any Contracts in effect relating to the operation of the Company Projects, to be apportioned on the basis of the period for which such amounts are to be applied under any Contracts;
9.4.2.4    all accrued interest payments related to the Existing Loans;

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9.4.2.5    reserves and escrows related to the Existing Loans, including but not limited to the fair market value of any interest rate hedges or “caps,” shall be treated as Project Available Cash for purposes of Section 9.4.13;
9.4.2.6    operating expenses of the Owner Entities and the Company, including;
(1)    appraisal, audit, accounting, and tax return preparation fees;
(2)    personal property taxes and business, professional and occupational licensing taxes;
(3)    all other accrued operating expenses with respect to the Owner Entities; and
9.4.2.7    such other items as are customarily apportioned in real estate closings of commercial properties in Los Angeles, California (with respect to City National Plaza) and Harris County, Texas (with respect to CityWest 1 & 2, CityWest 3 & 4 and San Felipe Plaza).
9.4.3    Rents. The rents and other income collected from tenants under the Leases in effect on the Liquidation Apportionment Date or otherwise shall be prorated and adjusted as follows (all references to “Leases” in this Section 9.4.3 shall be deemed to refer to the Leases of space in City National Plaza, City West 1 & 2, CityWest 3 & 4 and San Felipe Plaza in effect on the Liquidation Apportionment Date):
9.4.3.1    All collected rent, and other collected income (and any applicable state or local tax on rent), which are collected on or prior to the Liquidation Closing Date in respect of the month of Liquidation Closing under leases in effect on the Liquidation Closing Date shall be prorated as of the Liquidation Closing Date, with the Company to be credited with its pro rata share of all rent and other income applicable to the period of time on or prior to the Liquidation Closing Date, and the relevant Acquirer to be credited with any rent and other income collected before the Liquidation Closing Date but applicable to any period of time from and after the Liquidation Closing Date. Uncollected rent and other income shall not be prorated on the Liquidation Closing Date. Any rent received after the Liquidation Closing but attributable to the month in which the Liquidation Closing Date occurs shall be prorated in accordance with the first sentence of this Section 9.4.3.1, with the Company receiving a credit for its pro rata share of the rent and income for the period up to the Liquidation Closing Date. The Acquirer shall apply rent and other income from tenants that are collected after the Liquidation Closing Date first to the month in which the Liquidation Closing Date occurs as provided for above, second to such amounts accruing on and after the Liquidation Closing Date, and third to such amounts accruing prior to the Liquidation Closing Date. After the Liquidation Closing, TPG will cause the Company to not take action to

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collect any rent or other income owed by tenants with respect to periods prior to the Liquidation Closing Date.
9.4.4    Property Taxes. Property Taxes shall be apportioned on the basis of the fiscal period for which assessed. If the Liquidation Apportionment Date shall occur before an assessment is made or a tax rate is fixed for the tax period in which the Liquidation Apportionment Date occurs, the apportionment of such Property Taxes based thereon shall be made as of such Liquidation Apportionment Date by applying the tax rate for the preceding year to the latest assessed valuation, but the apportionment thereof shall be recalculated upon the later to occur of the Final Liquidation Closing Statement or the date on which the assessment and/or tax rate for the current year are fixed. All rebates or reductions in Property Taxes received subsequent to Liquidation Closing relating to periods prior to Liquidation Closing, net of costs of obtaining the same, shall be prorated as of the Liquidation Apportionment Date, when received. If, as of the Liquidation Apportionment Date, the Company Projects or any portion thereof shall be affected by any special or general assessments which are or may become payable in installments of which any installment is then a lien and has become due and payable, such currently due and payable installment(s) shall be allocated to the period prior to the Liquidation Apportionment Date and all installments not due and payable on the Liquidation Apportionment Date shall be allocated to the period after the Liquidation Apportionment Date.
9.4.5    Utilities. Charges for all electricity, steam, gas and other utility services shall be apportioned on the basis of actual current readings or, if such readings have not been made, on the basis of the most recent bills that are available. If any apportionment is not based on an actual current reading, then upon the taking of a subsequent actual reading, the parties shall, in the Final Liquidation Closing Statement, readjust such apportionment based upon the amount determined to be due upon such adjustment.
9.4.6    Rental Insurance. For each of the Company Projects, any rental insurance proceeds which relate to the period prior to the Liquidation Apportionment Date that are delivered to any Owner Entities after the Liquidation Closing shall be allocated between CalSTRS and TPG based on their pro rata shares in the relevant Company Project.
9.4.7    Leasing Costs. Except as expressly otherwise provided in this Agreement, from and after the Liquidation Closing Date, for each Company Project, the relevant Acquirer shall be solely responsible for the payment of all leasing commissions and all tenant inducement costs (including, without limitation, tenant improvement costs, design, refurbishment and other work allowances, lease buyout costs, moving allowances and concessions) arising under the Leases, whether relating to periods prior or subsequent to the Liquidation Closing Date, and the Other Party shall not have any liability or responsibility for any such leasing commissions and tenant inducement costs; provided, however, that leasing costs for Leases that were signed prior to or as of July 1,

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2013, as more particularly set forth on Schedule 8.4.7 attached hereto, will be allocated between the Company and the Acquirer based on the Liquidation Closing Date, and Leasing Costs allocated to the Company will be further allocated between TPG and CalSTRS based on their respective pro rata shares in the Company Project.
9.4.8    Tenant Security Deposits. The Owner Entities will remain liable for the obligations related to tenant security deposits under the Leases, and for each of the Company Projects, the Acquirer will indemnify, defend and hold the Other Party harmless from and against all demands and claims made by tenants with respect to any security deposits and will reimburse the Other Party for all attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by the Other Party as a result of any such claims or demands by tenants.
9.4.9    Costs. Any Transfer Taxes and Costs imposed on the Owner Entities, the Company, TPG or CalSTRS as a result of the Liquidation Transactions and the subsequent sale of City National Plaza under the CNP Third Party PSA in the aggregate, shall be borne by the Company and apportioned between TPG and CalSTRS in accordance with their respective pro rata shares in the relevant Company Project. For each of the Company Projects, the Acquirer shall pay any lender fees or charges imposed in connection with the Existing Loans, including, without limitation, any loan assumption, prepayment or defeasance fees, costs or charges. Each of the parties hereto shall pay its own attorneys’ fees.
9.4.10    Escrow Fees. Any escrow fees incurred for the Escrow Account shall be borne by the Company, and allocated between the Company and the Acquirer, and any portion allocated to the Company shall be further allocated between CalSTRS and TPG based on their respective pro rata shares in the relevant Company Project.
9.4.11    Capital Contributions. The Liquidation Payment Amount shall be (a) decreased by the amount of any capital contributions by TPG to the Company that are contributed to City National Plaza Owner between the date hereof and the Liquidation Closing Date, and (b) increased by the amount of any capital contributions by CalSTRS to the Company that are contributed to any of the other Owner Entities between the date hereof and the Liquidation Closing Date. The Liquidation Payment Amount shall not be adjusted by the capital contribution made by TPG at the Liquidation Closing pursuant to Section 4.2, but as a matter of clarification, the Liquidation Deposit shall be applied against the Liquidation Payment Amount.
9.4.12    Principal Reductions of Existing Loans. The Liquidation Payment Amount shall be (a) decreased by TPG's pro rata share of the amount of any reduction in the principal balance of the Existing Loan(s) relating to City National Plaza, and (b) increased by CalSTRS' pro rata share

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of the amount of any reduction in the principal balance of the Existing Loan(s) relating to any other Company Projects, in each case, compared to the principal balance as of June 1, 2013, as set forth on Schedule 8.4.12 attached hereto.
9.4.13    Project Available Cash. If there is “Project Available Cash” (as such term is defined in the Company Operating Agreement) which is distributable as of the Liquidation Apportionment Date pursuant to Section 6.02(a) of the Company Operating Agreement, then the Liquidation Payment Amount shall be (a) decreased by TPG's pro rata share of any Project Available Cash allocated to City National Plaza, and (b) increased by CalSTRS' pro rata share of any Project Available Cash allocated to the other Company Projects. In accordance with the Company Operating Agreement, the Project Available Cash shall be subject to a reserve of $750,000 established by TPG, in addition to items which have been the subject of prior reserves, which reserves, to the extent not utilized to pay obligations of the Company within one year following the Liquidation Closing Date, will be distributed to TPG and CalSTRS in accordance with their pro rata shares.
9.4.14    Liquidation Closing Statement. TPG and CalSTRS shall jointly prepare and approve a preliminary closing statement for each of City National Plaza, CityWest 1 & 2, CityWest 3 & 4, San Felipe Plaza, Reflections I, Reflections II and Fair Oaks Plaza (collectively the “Preliminary Liquidation Closing Statement”) showing the net amount due either to TPG or CalSTRS as the result of the adjustments and prorations provided for herein, and such net due amount will be added to or subtracted from the Liquidation Payment Amount to be paid to CalSTRS at the Liquidation Closing as applicable. If the parties fail to fully agree on the Preliminary Liquidation Closing Statement, the Liquidation Closing shall proceed on the basis of the line items in such statement that are agreed upon by the parties, with any open items (to the extent of any dispute) on such statement to be resolved as part of the resolution of the Final Liquidation Closing Statement. On or before the date which is ninety (90) days following the Liquidation Closing Date, TPG will prepare a final closing statement for each of City National Plaza, CityWest 1 & 2, CityWest 3 & 4, San Felipe Plaza, Reflections I, Reflections II and Fair Oaks Plaza reasonably satisfactory to CalSTRS in form and substance (collectively, the “Final Liquidation Closing Statement”) setting forth the final determination of the adjustments and prorations provided for herein and setting forth any items which are not capable of being determined at such time (and the manner in which such items shall be determined and paid). The net amount due TPG or CalSTRS, if any, by reason of adjustments to the Preliminary Liquidation Closing Statement as shown in the Final Liquidation Closing Statement, shall be paid in cash by the party obligated therefor within five (5) Business Days following that party’s receipt of the approved Final Liquidation Closing Statement. The adjustments, prorations and determinations agreed to by TPG or CalSTRS in the Final Liquidation Closing Statement shall be conclusive and binding on the parties hereto except for any items which are not capable of being determined at the time the Final Liquidation Closing Statement is agreed to by TPG and CalSTRS, which items shall be determined and paid in the manner set forth in the Final Liquidation Closing Statement and except for other amounts payable hereunder pursuant to

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provisions which survive the Liquidation Closing. Prior to and following the Liquidation Closing Date, each party shall provide the other with such information as the other shall reasonably request subject to any applicable confidentiality restrictions in order to make the preliminary and final adjustments and prorations provided for herein. If TPG and CalSTRS fail to agree upon a Final Liquidation Closing Statement, the disputed items shall be resolved by a mutually acceptable nationally recognized independent accounting firm (the “Accounting Firm”), whose determination shall be final and binding upon the parties. The Accounting Firm shall resolve the dispute within thirty (30) days after the disputed items have been submitted to it. The costs, fees and expenses of the Accounting Firm shall be borne equally by TPG and CalSTRS.
9.4.15    Interest. If any payment to be made after Liquidation Closing under this Section 9.4 shall not be paid when due hereunder, the same shall bear interest (which shall be paid together with the applicable payment hereunder) from the date due until so paid at a rate per annum equal to the Prime Rate (as such rate may vary from time to time) as reported in The Wall Street Journal plus five percent (5%) (the “Default Rate”). To the extent a payment provision in this Section 9.4 does not specify a period for payment, then for purposes hereof such payment shall be due within ten (10) calendar days of the date such payment obligation is triggered.
9.4.16    Exclusion of Northern Virginia Company Projects from Prorations and Adjustments to Liquidation Payment Amount. Notwithstanding anything to the contrary contained herein, the Liquidation Payment Amount shall not be subject to adjustments or prorations relating to Reflections I, Reflections II or Fair Oaks Plaza.
9.4.17    Survival. The provisions of this Section 9.4 shall survive Liquidation Closing.
ARTICLE 10
CITY NATIONAL PLAZA
10.1    CNP Third Party PSA. Prior to the Effective Date, and continuing after the Effective Date so long as TPG has not exercised the Redemption Option in accordance herewith, in addition to, and without limitation of, its other rights under this Agreement or the Company Operating Agreement, CalSTRS has been and continues to be permitted, on its own behalf, to solicit and accept an offer for the purchase of City National Plaza from a Third Party Purchaser, to enter into or, following the distribution of the City National Plaza Equity Interests to CalSTRS, cause City National Plaza Owner to enter into a CNP Third Party PSA, and to close the sale of City National Plaza to the Third Party Purchaser from and after the Liquidation Closing. CalSTRS shall use its commercially reasonable efforts to cause all of the conditions to the Liquidation Closing set forth in Section 7.3 to be satisfied on or before August 31, 2013. Upon the Liquidation Closing, the

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Property Management Agreement (as defined in the Company Operating Agreement) regarding City National Plaza shall terminate and final payment shall be made thereunder.
10.2    Termination Upon Redemption. The CNP Third Party PSA entered into during the Redemption Option Term shall give CalSTRS the right to terminate, and CalSTRS shall terminate, such CNP Third Party PSA promptly after the exercise of the Redemption Option by TPG in accordance herewith. Upon such termination, TPG shall promptly reimburse CalSTRS (or the Third Party Purchaser on behalf of CalSTRS), the reasonable due diligence costs (including legal fees) incurred by the Third Party Purchaser not to exceed a total amount of One Hundred Thousand Dollars ($100,000).
10.3    TPG Cooperation. TPG shall fully cooperate and exercise Due Care (as defined in the Operating Agreement), and shall cause the Company to fully cooperate, in good faith with and on behalf of CalSTRS in connection with the CNP Third Party PSA, including without limitation (i) coordinating with the Third Party Purchaser regarding its due diligence for City National Plaza, and complying with any access agreements entered into by the Third Party Purchaser (provided such diligence process shall be subject to customary confidentiality agreements so that any information provided during such diligence process, as well as the existence of such diligence process and the related discussions regarding the CNP Third Party PSA, will be strictly confidential and any consultants employed by the Third Party Purchaser will be instructed to honor such confidentiality obligations), (ii) seeking and coordinating tenant estoppel certificates from tenants under Leases at City National Plaza (which estoppel certificates will be addressed to Company, TPG, CalSTRS and City National Plaza Owner and any successor in interest that acquires City National Plaza), (iii) executing customary tenant estoppel certificates in connection with TPG’s leased premises in City National Plaza (provided such estoppel certificates shall be permitted to note that the TPG Lease is subject to early termination by TPG, at its sole election, at any time from and after the termination of TPG as the property manager for City National Plaza following the acquisition of City National Plaza by the Third Party Purchaser), and (iv) coordinating the consummation of the purchase and sale through the closing under the CNP Third Party PSA, all as reasonably requested by CalSTRS in order to accomplish the orderly sale of City National Plaza upon the terms contained in the CNP Third Party PSA. Without limiting the Redemption Option, prior to the termination of this Agreement, TPG and its affiliates shall have no rights to purchase City National Plaza under the Company Operating Agreement or otherwise. If CalSTRS believes that TPG has failed to perform any of its obligations under this Article 10, it shall notify TPG of such alleged default and TPG will have three (3) Business Days after such notice in which to remedy such default; if any such failure of TPG to perform its obligations under this Article 10 continues for more than three (3) Business Days after such notice of default, such failure shall constitute a material default by TPG under this Agreement, entitling CalSTRS to immediately exercise its remedies set forth in Section 11.1.

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10.4    Closing Costs; Post-Closing Liabilities. Upon the closing under a CNP Third Party PSA, the costs of the seller thereunder shall be allocated in accordance with Section 9.4.9. The parties shall cooperate with respect to any Transfer Taxes and Costs and other closing costs so that they are minimized to the greatest extent possible in light of the timing of the Liquidation Transactions followed by the sale of City National Plaza. In addition, upon the Liquidation Closing, the Company shall execute and deliver to CalSTRS such certificates or indemnities that are reasonably requested by CalSTRS that can be assigned to the Third Party Purchaser to directly undertake any post-closing liabilities of CalSTRS as seller regarding City National Plaza. TPG and CalSTRS will jointly approve such certificates and indemnities in advance of the execution of the Third Party PSA, and TPG shall not unreasonably withhold its approval thereof. If there is a breach of such certificate by the Company, the Company will reimburse CalSTRS for any liability it incurs to the Third Party Purchaser as a result of such breach (with TPG and CalSTRS each bearing their pro rata share of such liability). In addition to the reserve set forth in Section 9.4.13, the Company will reserve the maximum amount of such liabilities out of Project Available Cash allocated to City National Plaza and retain such amount as a liquidation reserve to cover such liability for the duration of the survival period of such liabilities. CalSTRS shall use its commercially reasonable efforts to minimize such post-closing liabilities and, subject thereto, to sell City National Plaza on an “as is” basis.
ARTICLE 11
REMEDIES
11.1    Remedies for Default by TPG or Company. IN THE EVENT TPG HAS EXERCISED THE REDEMPTION OPTION OR THE LIQUIDATION OPTION, AND THE REDEMPTION TRANSACTIONS OR THE LIQUIDATION TRANSACTIONS, AS APPLICABLE, ARE NOT CONSUMMATED ON OR BEFORE THE REDEMPTION CLOSING DATE OR THE LIQUIDATION CLOSING DATE, AS APPLICABLE, FOR ANY REASON OTHER THAN THE FAILURE OF THE CONDITIONS TO SUCH CLOSING SET FORTH IN SECTION 7.1, THE PARTIES HERETO AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGE TO CALSTRS. THE PARTIES HERETO AGREE THAT IF TPG OR THE COMPANY FAILS TO COMPLETE THE REDEMPTION TRANSACTIONS AS HEREIN PROVIDED (OTHER THAN AS A RESULT OF THE FAILURE OF THE CONDITIONS TO SUCH CLOSING SET FORTH IN SECTION 7.1), THE AMOUNT OF THE TOTAL DEPOSIT IS A REASONABLE ESTIMATE OF CALSTRS’ DAMAGES AND THAT CALSTRS SHALL BE ENTITLED TO SAID SUM AS LIQUIDATED DAMAGES. THE PARTIES HERETO AGREE THAT IF TPG OR THE COMPANY FAILS TO COMPLETE THE LIQUIDATION TRANSACTIONS AS HEREIN PROVIDED (OTHER THAN AS A RESULT OF THE

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FAILURE OF THE CONDITIONS TO SUCH CLOSING SET FORTH IN SECTION 7.1), THE AMOUNT OF THE LIQUIDATION DEPOSIT IS A REASONABLE ESTIMATE OF CALSTRS’ DAMAGES AND THAT CALSTRS SHALL BE ENTITLED TO SAID SUM AS LIQUIDATED DAMAGES. IN EITHER SUCH EVENT, THE ESCROW HOLDER SHALL, UPON WRITTEN DEMAND BY CALSTRS WITHOUT JOINDER OF TPG, IMMEDIATELY DELIVER THE TOTAL DEPOSIT OR THE LIQUIDATION DEPOSIT, AS APPLICABLE, TO CALSTRS IN CASH OR OTHER IMMEDIATELY AVAILABLE FUNDS. THE FOREGOING DOES NOT LIMIT TPG’S OR THE COMPANY’S LIABILITY UNDER ANY INDEMNITY OR OTHER PROVISION OF THIS AGREEMENT WHICH BY ITS TERMS SURVIVES A TERMINATION OF THIS AGREEMENT OR IS TO BE PERFORMED AFTER CLOSING. TO SIGNIFY THEIR AWARENESS AND AGREEMENT TO BE BOUND BY THE TERMS AND PROVISIONS OF THIS SECTION 11.1, THE PARTIES HERETO HAVE SEPARATELY INITIALED THIS PARAGRAPH.
TPG INITIALS:_/s/ TPG___    COMPANY INTIALS:_/s/ TPG_____
CALSTRS INITIALS:_/s/ MC______
11.2    Remedies for Default by CalSTRS. In the event TPG has validly exercised the Redemption Option or the Liquidation Option, and the Redemption Transactions or the Liquidation Transactions, as applicable, are not consummated because of default under or breach of this Agreement on the part of CalSTRS, TPG shall be entitled, as its sole and exclusive remedies, either (a) to terminate this Agreement and receive the return of the Total Deposit or the Liquidation Deposit, as applicable, or (b) to enforce specific performance of this Agreement (and to recover any attorneys' fees incurred by TPG in connection with enforcing this Agreement). TPG expressly waives its rights to seek any damages (including without limitation, compensatory, punitive, consequential or special damages) in the event of CalSTRS’ default hereunder. TPG shall be deemed to have elected to terminate this Agreement and receive a refund of the Total Deposit or the Liquidation Deposit, as applicable, if TPG fails to file suit for specific performance against CalSTRS in a court of competent jurisdiction on or before sixty (60) days following the date upon which Closing was scheduled to have occurred as provided herein.
ARTICLE 12
BROKERS
12.1    Broker. Upon the Redemption Closing, or alternatively upon the closing under a CNP Third Party PSA, the Company shall pay (and TPG and CalSTRS shall each bear their pro rata share of) a commission to Eastdil Secured (“Broker”) on account of City National Plaza (but no other Company Projects) in accordance with a separate agreement between the Company and

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Broker (provided that the agreement with the Broker shall provide for only one commission on City National Plaza). Other than Broker, each party hereby represents and warrants to the other parties that such party has not contacted, negotiated with or entered into any agreement with any real estate broker, agent, finder, or any party in connection with this Agreement and the transaction contemplated herein.
12.2    Indemnity. Each party shall indemnify and hold the other parties harmless from any claim, demand, cause of action, loss, liability, damage, cost, or expense (including, without limitation, reasonable attorneys’ fees) paid or incurred by the other parties by reason of a breach of the representation and warranty made by such party under this Article 12. Notwithstanding anything to the contrary contained in this Agreement, the indemnities set forth in this Section shall survive the Closing or earlier termination of this Agreement.
ARTICLE 13
NOTICES
13.1    Written Notice. All notices, demands and requests which may be given or which are required to be given by either party to the other party under this Agreement must be in writing.
13.2    Method of Transmittal. All notices, demands, requests or other communications required or permitted to be given hereunder must be sent (i) by United States certified mail, postage fully prepaid, return receipt requested, (ii) by hand delivery, (iii) by UPS or a similar nationally recognized overnight courier service, or (iv) by electronic mail with a confirmation copy delivered by another method set forth in this Section. All such notices, demands, requests or other communications shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.
13.3    Addresses. The addresses for proper notice under this Agreement are as follows:

37

As to TPG or the Company:
Thomas Properties Group, L.P.
515 S. Flower Street, Suite 600
Los Angeles, California 90071
Attention: James A. Thomas
(jthomas@tpgre.com)
John R. Sischo
(jsischo@tpgre.com)
Paul S. Rutter, Esq.
(prutter@tpgre.com)

with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attention: Brian J. McCarthy, Esq.
(brian.mccarthy@skadden.com)
Jonathan L. Friedman, Esq.
(jonathan.friedman@skadden.com)

and a copy to:	Gilchrist & Rutter PC 1299 Ocean Avenue, Suite 900 Santa Monica, California 90401 Attention: Jonathan S. Gross, Esq. (jgross@gilchristrutter.com)
As to CalSTRS:
California State Teachers’ Retirement System
100 Waterfront Place, 15th Floor
West Sacramento, California 95605-2807
Attention: Don Palmieri
(dpalmieri@calstrs.com)
Jennifer J. Yamane, Esq.
(jyamane@calstrs.com)
Lamont T. King, Jr., Esq.
(lking@calstrs.com)

with a copy to:	Cox, Castle & Nicholson LLP 2049 Century Park East, 28th Floor Los Angeles, California 90067 Attention: John H. Kuhl, Esq. (jkuhl@coxcastle.com) Douglas P. Snyder, Esq. (dsnyder@coxcastle.com)
Any party may from time to time by written notice to the other party designate a different address for notices.
ARTICLE 14
ASSIGNMENT

38

This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs and administrators. Notwithstanding the foregoing, none of the parties hereto may assign their right, title and interest in or to this Agreement, except that TPG may assign all or part of its rights and obligations hereunder to its affiliate, the Equity Investor or to a joint venture or company controlled by TPG and/or its affiliate or the Equity Investor.
ARTICLE 15
MISCELLANEOUS
15.1    Entire Agreement. This Agreement and the Distribution Agreement embodies the entire agreement between the parties with respect to the subject matter hereof and thereof and cannot be varied except by the written agreement of the parties and supersedes all prior agreements and undertakings relating to such subject matter.
15.2    Modifications. This Agreement may not be modified except by the written agreement of the parties.
15.3    Gender and Number. Words of any gender used in this Agreement will be construed to include any other gender and words in the singular number will be construed to include the plural, and vice versa, unless the context requires otherwise.
15.4    Captions. The captions used in connection with the Articles, Sections and Subsections of this Agreement are for convenience only and will not be deemed to expand or limit the meaning of the language of this Agreement.
15.5    Controlling Law. This Agreement and any actions related thereto will be construed under, governed by and enforced in accordance with the laws of the State of California (without reference to conflicts of laws principles).
15.6    Exhibits. All exhibits, attachments, schedules, annexed instruments and addenda referred to herein will be considered a part hereof for all purposes with the same force and effect as if set forth verbatim herein.
15.7    No Rule of Construction. The parties hereto have each been represented by counsel in the negotiation and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by all parties hereto, and no rule of construction will be invoked respecting the authorship of this Agreement.

39

15.8    Severability; Survival. In the event that any one or more of the provisions contained in this Agreement (except the provisions relating to the obligations of the parties hereto to consummate the Redemption Transactions and to pay the Payment Amount, the invalidity of either of which shall cause this Agreement to be null and void) are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein; provided, however, that the parties hereto shall endeavor in good faith to rewrite the affected provision to make it (i) valid, and (ii) consistent with the intent of the original provision. All of the provisions of Articles 11 through 15 shall survive the Closing or the termination of this Agreement.
15.9    Time of Essence. Time is important to the parties hereto in the performance of this Agreement, and all parties have agreed that TIME IS OF THE ESSENCE with respect to any date set out in this Agreement.
15.10    Business Day. “Business Day” means any day on which business is generally transacted by banks in the State of California. If the final date of any period which is set out in any paragraph of this Agreement falls upon a day which is not a Business Day, then, and in such event, the time of such period will be extended to the next Business Day.
15.11    No Memorandum. The parties hereto agree not to record this Agreement or any memorandum hereof.
15.12    Attorneys’ Fees and Costs. In the event any party is required to resort to litigation to enforce its rights under this Agreement, the prevailing party in such litigation will be entitled to collect from the other party or parties all reasonable costs, expenses and attorneys’ fees incurred in connection with such action.
15.13    Counterparts and Expiration of Offer. This Agreement may be executed in multiple counterparts (which counterparts may be executed by electronic mail) which shall together constitute a single document. However, this Agreement shall not be effective unless and until all counterpart signatures have been obtained. An unsigned draft of this Agreement shall not be considered an offer by either party.
15.14    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER IN CONTRACT OR IN TORT) BROUGHT BY EITHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED

40

WITH THIS AGREEMENT, THE RELATIONSHIP OF TPG/CALSTRS AND CALSTRS HEREUNDER, THE OWNERSHIP OF THE MEMBERSHIP INTEREST, THE EQUITY INTERESTS OR THE USE OF THE PROPERTIES, AND/OR ANY CLAIMS OF INJURY OR DAMAGE RELATED TO THE MEMBERSHIP INTEREST, THE EQUITY INTERESTS OR PROPERTIES.
15.15    Publicity and Confidentiality. The parties hereto each agree that the terms of the transactions contemplated in this Agreement, the identities of the parties, and all information made available by one party to the other or in any way relating to the other party’s interest in the transactions contemplated in this Agreement, shall be maintained in strict confidence and no disclosure of such information will be made, whether or not the transactions contemplated in this Agreement shall close, except to such attorneys, accountants, investment advisors, lenders and others as are reasonably required to evaluate and consummate the transactions contemplated in this Agreement or to enforce their rights hereunder. The parties hereto each further agree and covenant as follows:
15.15.1    The parties hereto shall not disclose or authorize the disclosure of the terms of this Agreement or any instruments, documents, or assignments delivered in connection with this Agreement or the identity of the other party to this Agreement in any public statement, news release, or other announcement or publication.
15.15.2    Nothing in this paragraph shall prevent the parties hereto or their affiliates from disclosing or accessing any information otherwise deemed confidential under this paragraph (i) in connection with that party’s enforcement of its rights hereunder; (ii) pursuant to any legal requirement (including without limitation the rules of the Securities and Exchange Commission), the requirement of any stock exchange, any statutory reporting requirement or any accounting or auditing disclosure requirement; (iii) in connection with performance by either party of its obligations under this Agreement (including, but not limited to, the delivery and recordation of instruments, notices or other documents required hereunder); (iv) by TPG, to potential Equity Investors; or (v) by CalSTRS, to the potential Third Party Purchaser of City National Plaza.
15.16    Jurisdiction and Service of Process. The parties hereto agree to submit to personal jurisdiction in the State of California in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the parties hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the parties in any such action or proceeding may be obtained within or without the jurisdiction of any state or federal court located in Los Angeles County, California and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the parties by certified mail to or by personal service at the last known address of the parties, whether such address be within or without the jurisdiction of any such court. Any legal suit, action or other

41

proceeding by one party to this Agreement against the other arising out of or relating to this Agreement shall be instituted only in a State Court of California, or the United States District Court for the Central District of California, and each party hereby waives any objections which it may now or hereafter have based on venue and/or forum non-conveniens of any such suit, action or proceeding and submits to the jurisdiction of such courts. The provisions of this Section shall survive the Closing or the termination of this Agreement.
15.17    Affiliate Exculpation. No present or future officer, director, employee, trustee, member, retirant, beneficiary, internal investment contractor or agent of CalSTRS, TPG or the Company shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, member, retirant, beneficiary, internal investment contractor or agent, under or in connection with this Agreement or any other document or instrument heretofore or hereafter executed in connection with this Agreement either before or after Closing. Each of the Company, TPG and CalSTRS hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this paragraph are in addition to, and not in limitation of, any limitation on liability provided for elsewhere in this Agreement or provided by law or in any other contract, agreement or instrument.
15.18    Further Assurances. The parties each agree to do such other and further acts and things, and to execute and deliver such instruments and documents as either may reasonably request from time to time, whether at or after the Closing, in furtherance of the purposes of this Agreement. The provisions of this Section shall survive the Closing.
15.19    Joint and Several Liability. The Company and TPG shall be jointly and severally liable for the faithful performance of the terms and conditions hereof, and of any other document executed in connection herewith, to be performed by the Company or TPG.
15.20    Execution of Documents by CalSTRS. The other parties hereto understand that for administrative reasons CalSTRS requires up to three (3) Business Days to sign any document after such document has been submitted for signature and an additional two (2) Business Days to deliver such document into escrow. All closing documents to be executed by CalSTRS shall be agreed to and prepared in final execution form and received by CalSTRS to allow for compliance with the foregoing schedule. In the event any of the foregoing conditions are not complied with in accordance with the foregoing schedule, the Closing Date shall be automatically extended by the number of days necessary to allow CalSTRS the time periods set forth above for the execution and delivery of documents and the transfer of funds.
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42

IN WITNESS WHEREOF, the parties have executed this Redemption and Liquidation Option Agreement as of the date first written above.
TPG:
THOMAS PROPERTIES GROUP, L.P., a
Maryland limited Partnership
By:    Thomas Properties Group, Inc.
a Delaware corporation
Its: General Partner
By: /s/ James A. Thomas
Name: /s/ James A. Thomas
Title: Chairman and CEO
CALSTRS:
CALIFORNIA STATE TEACHERS’
RETIREMENT SYSTEM, a public entity
By: /s/ Michelle Cunningham, CFA
Name: /s/ Michelle Cunningham, CFA
Title: Deputy Chief Investment Officer (Acting)
TPG/CALSTRS:
TPG/CALSTRS, LLC,
a Delaware limited liability company
By:    Thomas Properties Group, L.P.
Its: Managing Member
By:    Thomas Properties Group, Inc.
a Delaware corporation
Its: General Partner
By: /s/ James A. Thomas
Name: /s/ James A. Thomas
Title: Chairman and CEO
(Signatures continued on following page)

S- 1

ESCROW HOLDER:
FIRST AMERICAN TITLE INSURANCE
COMPANY,
a California Corporation
By: /s/ Maurice Neri
Name: /s/ Maurice Neri
Title:

(End of signatures)

S- 2

Exhibit A
REDEMPTION OF MEMBERSHIP INTEREST
THIS REDEMPTION OF MEMBERSHIP INTEREST (this “Redemption”) is made as of ____________________, 2013, by and between CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity (“CalSTRS”), and TPG/CALSTRS, LLC, a Delaware limited liability company (the “Company”).
RECITALS:
This Redemption is made with reference to the following facts:
A.    CalSTRS owns 75% of the “Original Interests” and 100% of the “CNP Additional Interests” (as defined in that certain Eighth Amendment to Second Amended and Restated Operating Agreement of the Company, dated as of July 6, 2010) in the Company.
B.    Pursuant to that certain Redemption and Liquidation Option Agreement, dated as of July ___, 2013 (the “Agreement”), by and among Thomas Company Projects Group, L.P., CalSTRS, and the Company, CalSTRS has agreed to a redemption of its Redeemed Membership Interest (as defined in the Agreement).
C.    The Company desires to accept such redemption of the aforesaid Membership Interest in the Company.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:
1.    Company hereby redeems and CalSTRS hereby assigns and transfers to the Company the Redeemed Membership Interest absolutely and unconditionally, free and clear of all liens and other encumbrances of any kind.
2.    The Company hereby accepts such assignment and transfer of the Redeemed Membership Interest from CalSTRS.
3.    CalSTRS hereby withdraws as a member of the Company.
4.    This Redemption is made without any representations or warranties except as expressly set forth in the Agreement.
5.    General Provisions.
a.    Further Assurances. The parties hereto agree to take such further actions and to execute and deliver such further customary documents, agreements and instruments as may be necessary or appropriate to carry out the purposes of this Redemption.

A- 1

b.    Governing Law. This Redemption and any actions related thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.
c.    Effective Date. This Redemption shall become binding and effective and shall result in the redemption of the Membership Interest on the date hereof.
d.    Survival of Agreement. Nothing in this Redemption shall be construed to amend or modify the Agreement or any terms thereof in any manner and, notwithstanding the execution and delivery of this Redemption, the Agreement shall remain in full force and effect in accordance with its terms.
e.    Exculpation. The direct and indirect officers, directors, partners, agents, employees, members and shareholders of CalSTRS and the Company shall not be personally liable for any debts or other obligations of CalSTRS or the Company or in respect of any claims against CalSTRS or the Company arising under this Redemption, and such debts, obligations and claims shall be satisfied solely out of the assets of CalSTRS or the Company, as applicable. Neither the Company nor CalSTRS shall seek or obtain any personal judgment against any direct or indirect officer, director, partner, agent, employee, member or shareholder of CalSTRS or the Company, as applicable, with respect to any matter arising under this Agreement.
f.    Counterparts. Any number of counterparts of this Redemption may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement. Delivery of an executed counterpart of a signature page to this Redemption by electronic mail shall be as effective as delivery of a manually executed counterpart of this Redemption.
g.    Modification and Waiver. No supplement, modification, waiver or termination of this Redemption or any provisions hereof shall be binding unless executed in writing by all parties hereto.
h.    Successors and Assigns. This Redemption shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
i.    Release. In consideration of the mutual agreements herein contained, except as otherwise set forth in the Agreement or this Redemption, each of the Company and CalSTRS, for itself and for each and all of its past, present, and future predecessors, successors and assigns, does hereby forever release and discharge the other, and each and all of their past, present, and future predecessors, successors, assigns, affiliates, officers, directors, employees, representatives, retirants, beneficiaries, attorneys, and all other persons from any and all claims,

A- 2

demands, liens, causes of action, suits, obligations, controversies, debts, costs, expenses (including reasonable attorneys’ fees), damages, judgments, and orders of whatever kind or nature, in law, equity, or otherwise, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which have existed, do presently exist, or may exist, relating to the Company or the transactions contemplated by the Agreement or this Redemption.
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A- 3

IN WITNESS WHEREOF, the parties hereto have caused this Redemption of Membership Interest to be executed and delivered as of the effective date hereinabove provided.
CALSTRS:
CALIFORNIA STATE TEACHERS’
RETIREMENT SYSTEM,
a public entity
By: _________________________
Name: _______________________
Title: ________________________
COMPANY:
TPG/CALSTRS, LLC,
a Delaware limited liability company
By:    Thomas Properties Group, L.P.
Its:    Managing Member
By:    Thomas Properties Group, Inc.
a Delaware corporation
By: _________________________
Name: _______________________
Title: ________________________

A- 4

Exhibit B
TRANSFEROR’S CERTIFICATION OF NON‑FOREIGN STATUS
PURSUANT TO
TREASURY REGULATION § 1.1445‑2(B)(2)
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform ______________________, a ___________________ (the “Transferee”), that the withholding of such tax is not required upon the transfer of that certain real property located in ____________, _______________ by ______________________, a ___________________ (the “Transferor”), pursuant to the terms of that certain Agreement for Redemption of Membership Interest dated as of ______________, 2013, by and among certain parties named therein and Transferee (the “Agreement”), the undersigned hereby certifies pursuant to Section _______ of the Agreement, on the Transferor’s behalf, and not individually, as follows:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);
2.    Transferor is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii);
3.    Transferor’s U.S. employer identification number is ___________; and
4.    Transferor’s office address is: ___________________________________.
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.
Transferor understands that Transferee is relying on this certification in determining whether withholding is required upon said transfer.
Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this certification on behalf of the Transferor as of this ____ day of __________, 2013.
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B- 1

TRANSFEROR:
CALIFORNIA STATE TEACHERS’
RETIREMENT SYSTEM,
a public entity
By: _____________________________
Name: ___________________________
Title: ____________________________

B- 2

Exhibit C
ASSIGNMENT OF MEMBERSHIP INTEREST
THIS ASSIGNMENT OF MEMBERSHIP INTEREST (this “Assignment”) is made as of ____________________, 2013, by and between TPG/CALSTRS, LLC, a Delaware limited liability company (“Assignor”) and CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity (“Assignee”).
RECITALS:
This Assignment is made with reference to the following facts:
A.    Assignor owns 100% of the ownership interests (the “City National Plaza Equity Interests”) in TPGA, LLC, a Delaware limited liability company, the indirect owner of 515/555 Flower Associates, LLC, a Delaware limited liability company, which owns certain real property located at 505, 515, 525 and 555 Flower Street, together with an offsite parking structure located at 400 Flower Street, in Los Angeles, California.
C.    Pursuant to that certain Redemption and Liquidation Option Agreement, dated as of July ___, 2013 (the “Agreement”), by and among Assignor, Assignee and Thomas Properties Group, L.P., Assignor has agreed to assign all of Assignor’s interest in the City National Plaza Equity Interests (the “Assigned Interests”) to Assignee.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:
1.    Assignor hereby assigns the Assigned Interests to Assignee, free and clear of all liens and other encumbrances of any kind.
2.    This Assignment is made without any representations or warranties except as expressly set forth in the Agreement.
3.    General Provisions.
a.    Further Assurances. The parties hereto agree to take such further actions and to execute and deliver such further customary documents, agreements and instruments as may be necessary or appropriate to carry out the purposes of this Assignment.
b.    Governing Law. This Assignment and any actions related thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.
c.    Effective Date. This Assignment shall become binding and effective and shall result in the assignment of the Assigned Interests on the date hereof.

C- 1

d.    Survival of Agreement. Nothing in this Assignment shall be construed to amend or modify the Agreement or any terms thereof in any manner and, notwithstanding the execution and delivery of this Assignment, the Agreement shall remain in full force and effect in accordance with its terms.
e.    Exculpation. The direct and indirect officers, directors, partners, agents, employees, members and shareholders of CalSTRS and the Company shall not be personally liable for any debts or other obligations of CalSTRS or the Company or in respect of any claims against CalSTRS or the Company arising under this Assignment, and such debts, obligations and claims shall be satisfied solely out of the assets of CalSTRS or the Company, as applicable. Neither the Company nor CalSTRS shall seek or obtain any personal judgment against any direct or indirect officer, director, partner, agent, employee, member or shareholder of CalSTRS or the Company, as applicable, with respect to any matter arising under this Assignment.
f.    Counterparts. Any number of counterparts of this Assignment may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement. Delivery of an executed counterpart of a signature page to this Assignment by electronic mail shall be as effective as delivery of a manually executed counterpart of this Assignment.
g.    Modification and Waiver. No supplement, modification, waiver or termination of this Assignment or any provisions hereof shall be binding unless executed in writing by all parties hereto.
h.    Successors and Assigns. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
i.    Release. In consideration of the mutual agreements herein contained, except as otherwise set forth in the Agreement or this Assignment, each of the Company and CalSTRS, for itself and for each and all of its past, present, and future predecessors, successors and assigns, does hereby forever release and discharge the other, and each and all of their past, present, and future predecessors, successors, assigns, affiliates, officers, directors, employees, representatives, retirants, beneficiaries, attorneys, and all other persons from any and all claims, demands, liens, causes of action, suits, obligations, controversies, debts, costs, expenses (including reasonable attorneys’ fees), damages, judgments, and orders of whatever kind or nature, in law, equity, or otherwise, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which have existed, do presently exist, or may exist, relating to the Company or the transactions contemplated by the Agreement or this Assignment.
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C- 2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Membership Interest to be executed and delivered as of the effective date hereinabove provided.
ASSIGNOR:
TPG/CALSTRS, LLC,
a Delaware limited liability company
By:    Thomas Properties Group, L.P.
Its: Managing Member
By:    Thomas Properties Group, Inc.
        a Delaware corporation
        Its: General Partner
By: __________________________
    Name:
    Title: _________________________

ASSIGNEE:
CALIFORNIA STATE TEACHERS’
RETIREMENT SYSTEM,
a public entity
By: ________________________________
Name: ______________________________
Title: _______________________________

C- 3

Schedule 8.4.7
LEASING COSTS AS OF JULY 1, 2013

Schedule 8.4.7

Schedule 8.4.12
EXISTING LOAN BALANCES AS OF JUNE 1, 2013

Company Project	Project Debt as of 6/1/2013
CNP	$350,500,000
San Felipe Plaza	$110,000,000
City West Place	$212,698,732
CW Land	-
Reflections I	$20,484,113
Reflections II	$8,533,009
Fair Oaks Plaza	$44,300,000
Total	$746,515,854

Schedule 8.4.12